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                                                                   EXHIBIT 10.17

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                           LOAN AND SECURITY AGREEMENT


                                 BY AND BETWEEN


                           STORMEDIA INCORPORATED AND
                          AKASHIC MEMORIES CORPORATION


                                   AS BORROWER


                                       AND


                     THE FINANCIAL INSTITUTIONS NAMED HEREIN


                                 AS THE LENDERS,


                                       AND


                          FOOTHILL CAPITAL CORPORATION

                             AS FOOTHILL GROUP AGENT


                            DATED AS OF MAY 29, 1998


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                                TABLE OF CONTENTS


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
1.     DEFINITIONS AND CONSTRUCTION....................................................  1
       1.1     Definitions.............................................................  1
       1.2     Accounting Terms........................................................ 30
       1.3     UCC..................................................................... 30
       1.4     Construction............................................................ 30
       1.5     Schedules and Exhibits.................................................. 31
       1.6     Obligors................................................................ 31

2.     LOAN AND TERMS OF PAYMENT....................................................... 31
       2.1     Revolving Advances...................................................... 31
       2.2     Bridge Term Loan........................................................ 38
       2.3     [intentionally omitted]................................................. 40
       2.4     Payments................................................................ 40
       2.5     Overadvances............................................................ 42
       2.6     Interest:  Rates, Payments, and Calculations............................ 42
       2.7     Collection of Accounts.................................................. 43
       2.8     Crediting Payments; Application of Collections.......................... 44
       2.9     Designated Account...................................................... 44
       2.10    Maintenance of Loan Account; Statements of Obligations.................. 45
       2.11    Fees.................................................................... 45

3.     CONDITIONS; TERM OF AGREEMENT................................................... 46
       3.1     Conditions Precedent to the Initial Advance and Bridge Term
               Loan.................................................................... 46
       3.2     Conditions Precedent to all Advances.................................... 50
       3.3     Condition Subsequent.................................................... 50
       3.4     Term; Automatic Renewal................................................. 51
       3.5     Effect of Termination................................................... 51
       3.6     Early Termination by Borrower........................................... 51
       3.7     Termination Upon Event of Default....................................... 51

4.     CREATION OF SECURITY INTEREST................................................... 52
       4.1     Grant of Security Interest.............................................. 52
       4.2     Negotiable Collateral................................................... 53
       4.3     Collection of Accounts, General Intangibles, and Negotiable
               Collateral.............................................................. 53
       4.4     Delivery of Additional Documentation Required........................... 53

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
       4.5     Power of Attorney....................................................... 54
       4.6     Right to Inspect........................................................ 54
       4.7     Control Agreements...................................................... 54

5.     REPRESENTATIONS AND WARRANTIES.................................................. 55
       5.1     No Encumbrances......................................................... 55
       5.2     Eligible Accounts....................................................... 55
       5.3     [intentionally omitted]................................................. 55
       5.4     Equipment............................................................... 55
       5.5     Location of Inventory and Equipment..................................... 56
       5.6     Inventory Records....................................................... 56
       5.7     Location of Chief Executive Office; FEIN................................ 56
       5.8     Due Organization and Qualification; Subsidiaries........................ 56
       5.9     Due Authorization; No Conflict.......................................... 57
       5.10    Litigation.............................................................. 58
       5.11    No Material Adverse Change. ............................................ 59
       5.12    Solvency................................................................ 59
       5.13    Employee Benefits....................................................... 59
       5.14    Environmental Condition................................................. 59
       5.15    Brokerage Fees.......................................................... 60
       5.16    Intellectual Property................................................... 60

6.     AFFIRMATIVE COVENANTS........................................................... 61
       6.1     Accounting System....................................................... 61
       6.2     Collateral Reporting.................................................... 61
       6.3     Financial Statements, Reports, Certificates............................. 62
       6.4     Tax Returns............................................................. 63
       6.5     Guarantor Reports....................................................... 63
       6.6     Returns................................................................. 63
       6.7     Title to Worldwide Collateral........................................... 64
       6.8     Maintenance of Equipment................................................ 64
       6.9     Taxes................................................................... 64
       6.10    Insurance............................................................... 64
       6.11    No Setoffs or Counterclaims............................................. 66
       6.12    Location of Inventory and Equipment..................................... 67
       6.13    Compliance With Laws.................................................... 67
       6.14    Employee Benefits....................................................... 67
       6.15    Leases.................................................................. 68
       6.16    Brokerage Commissions. ................................................. 68

7.     NEGATIVE COVENANTS.............................................................. 68
       7.1     Indebtedness............................................................ 69
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
       7.2     Liens................................................................... 69
       7.3     Restrictions on Fundamental Changes..................................... 69
       7.4     Disposition of Assets................................................... 70
       7.5     Change Name............................................................. 76
       7.6     Guarantee............................................................... 76
       7.7     Nature of Business...................................................... 76
       7.8     Prepayments and Amendments.............................................. 76
       7.9     Change of Control....................................................... 77
       7.10    Consignments............................................................ 77
       7.11    Distributions........................................................... 77
       7.12    Accounting Methods...................................................... 77
       7.13    Investments............................................................. 77
       7.14    Transactions with Affiliates............................................ 77
       7.15    Suspension.............................................................. 78
       7.16    Compensation............................................................ 78
       7.17    Use of Proceeds......................................................... 78
       7.18    Change in Location of Chief Executive Office; Inventory and
               Equipment with Bailees.................................................. 78
       7.19    No Prohibited Transactions Under ERISA.................................. 78
       7.20    Financial Covenant...................................................... 79
       7.21    Capital Expenditures.................................................... 79
       7.22    Securities Accounts..................................................... 79
       7.23    Inactive Subsidiary..................................................... 80

8.     EVENTS OF DEFAULT............................................................... 80

9.     FOOTHILL'S RIGHTS AND REMEDIES.................................................. 82
       9.1     Rights and Remedies..................................................... 82
       9.2     Remedies Cumulative..................................................... 85

10.    TAXES AND EXPENSES.............................................................. 85

11.    WAIVERS; INDEMNIFICATION........................................................ 85
       11.1    Demand; Protest; etc.................................................... 85
       11.2    The Foothill Group's Liability for Worldwide Collateral................. 86
       11.3    Indemnification......................................................... 86

12.    NOTICES......................................................................... 86

13.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER...................................... 88

14.    DESTRUCTION OF OBLIGORS' DOCUMENTS.............................................. 88
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
15.    ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS...................................... 89
       15.1    Assignments and Participations.......................................... 89
       15.2    Successors.............................................................. 92
16.    AMENDMENTS; WAIVERS............................................................. 92
       16.1    Amendments and Waivers.................................................. 92
       16.2    No Waivers; Cumulative Remedies......................................... 93

17.    FOOTHILL GROUP AGENT; THE FOOTHILL GROUP........................................ 94
       17.1    Appointment and Authorization of Foothill Group Agent................... 94
       17.2    Delegation of Duties.................................................... 95
       17.3    Liability of Foothill Group Agent....................................... 95
       17.4    Reliance by Foothill Group Agent........................................ 95
       17.5    Notice of Default or Event of Default................................... 96
       17.6    Credit Decision......................................................... 96
       17.7    Costs and Expenses; Indemnification..................................... 97
       17.8    Foothill Group Agent in Individual Capacity............................. 98
       17.9    Successor Foothill Group Agent.......................................... 98
       17.10   Withholding Tax......................................................... 99
       17.11   Worldwide Collateral Matters............................................100
       17.12   Restrictions on Actions by Lenders; Sharing of Payments.................101
       17.13   Agency for Perfection...................................................102
       17.14   Payments by Foothill Group Agent to the Lenders.........................102
       17.15   Concerning the Worldwide Collateral and Related Loan
               Documents...............................................................103
       17.16   Field Audits and Examination Reports; Confidentiality;
               Disclaimers by Lenders; Other Reports and Information...................103
       17.17   Several Obligations; No Liability.......................................104

18.    GENERAL PROVISIONS..............................................................105
       18.1    Effectiveness...........................................................105
       18.2    Section Headings........................................................105
       18.3    Interpretation..........................................................105
       18.4    Severability of Provisions..............................................105
       18.5    Amendments in Writing...................................................105
       18.6    Counterparts; Telefacsimile Execution...................................105
       18.7    Revival and Reinstatement of Obligations................................106
       18.8    Integration.............................................................106



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                             SCHEDULES AND EXHIBITS

Schedule P-1          Permitted Liens
Schedule 5.8          Subsidiaries
Schedule 5.10         Litigation
Schedule 5.13         ERISA Benefit Plans
Schedule 5.14         Environmental Matters
Schedule 5.16         Intellectual Property Matters
Schedule 6.12         Location of Inventory and Equipment
Schedule 7.1          Permitted Indebtedness

Exhibit C-1           Form of Compliance Certificate



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                           LOAN AND SECURITY AGREEMENT


        THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of May 29, 1998, among the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), as agent for the Lenders ("Foothill Group Agent"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333 and STORMEDIA INCORPORATED, a Delaware corporation ("StorMedia"), with its chief executive office located at 385 Reed Street, Santa Clara, California 95050 and AKASHIC MEMORIES CORPORATION, a California corporation ("Akashic"), with its chief executive office located at 385 Reed Street, Santa Clara, California 95050.

        The parties agree as follows:

        1.     DEFINITIONS AND CONSTRUCTION.

               1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

                    "Above OLV Sale" means any Sale of Worldwide Collateral by Debtor as to which the Net Sale Consideration received is equal to or greater than 90% of the OLV of the assets subject to such Sale.

                    "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account.

                    "Accounts" means all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to one or more of the Obligors arising out of the sale, license, or lease of goods or the rendition of services by one or more of the Obligors, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

                    "Adjusted Net Worth" means, as of any date of determination, the sum of (a) the consolidated net worth (determined in accordance with GAAP) of StorMedia and its Subsidiaries, on a consolidated basis, (b) the outstanding principal balance of Subordinated Indebtedness, and (c) without duplication, the outstanding liquidation preference (excluding rights with respect to dividends) of any preferred stock of StorMedia that is recharacterized as a liability and not equity under GAAP.

                    "Advances" has the meaning set forth in Section 2.1(a).


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                    "Affiliate" means, as applied to any Person, any other
Person who, directly or indirectly, controls, is controlled by, is under common control with, or is a director or officer of such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote 10% or more of the Stock having ordinary voting power for the election of directors (or comparable managers) or the direct or indirect power to direct the management and policies of a Person.

                    "Agreement" has the meaning set forth in the preamble hereto.

                    "Akashic" means Akashic Memories Corporation, a California corporation.

                    "Akashic Collateral" means any Worldwide Collateral owned by any Akashic Entity.

                    "Akashic Domestic Collateral" means any Akashic Collateral that is Domestic Collateral.

                    "Akashic Entities" means Akashic and Strates Malaysia, collectively and individually.

                    "Akashic Foreign Collateral" means any Akashic Collateral that is Foreign Collateral.

                    "Alternative Minimum Availability Condition" means, with respect to any mandatory prepayment due the Bank Group under Sections 2.03(c)(ii) or (iii) of the Bank Group Agreement, that, after giving effect thereto, and provided that the trade payables of Borrower have not increased from the most recent field survey completed by Foothill Group Agent (or, to the extent of any such increase, after reserving for same), there will exist at least $12,000,000 of combined Availability and unrestricted cash and cash equivalents of Borrower (including, in the case of a mandatory prepayment due the Bank Group under Section 2.03(c)(iii) of the Bank Group Agreement, any such unrestricted cash or cash equivalents that Borrower is entitled to receive and retain in connection with the related "Equity Issuance" (as defined in the Bank Group Agreement), giving effect to such Equity Issuance and the related required mandatory prepayment).

                    "Applicable Percentage" means, from and after the Closing Date and through November 30, 1998, 75%; and, thereafter, declining one percent during each successive calendar month (e.g., 74% during December, 1998, 73% during January, 1998, etc.).

                    "Assignee" has the meaning set forth in Section 15.1(a).


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                    "Assignment and Acceptance" has the meaning set forth in
Section 15.1(a).

                    "Authorized Person" means any officer or other employee of Borrower.

                    "Availability" means the amount that Borrower is entitled to borrow as Advances under Section 2.1, such amount being the difference derived when (a) the sum of the principal amount of Advances (including Foothill Group Agent Advances and Foothill Loans) then outstanding (including any amounts that the Foothill Group may have paid for the account of Borrower pursuant to any of the Loan Documents and that have not been reimbursed by Borrower) is subtracted from (b) the least of (i) the Maximum Revolving Amount, (ii) the Borrowing Base, and (iii) the Revolving Advance Cap.

                    "Bank" means any individual member of the Bank Group.

                    "Bank Group" means the Bank Group Agent, CIBC [Asia] Ltd., Banque Nationale de Paris, San Francisco Branch, as Co-Agent, Banque National de Paris, Singapore Branch, Fleet National Bank, Sanwa Bank California, Union Bank of California, N.A., and any other Person holding any Bank Group Claim, and each of them, collectively and individually.

                    "Bank Group Agent" means Canadian Imperial Bank of Commerce, New York Agency, acting as agent for the Banks pursuant to the Bank Group Financing Documents, and any successor agent thereunder. Unless Foothill Group Agent shall have been notified otherwise in accordance with Section 21 of the Intercreditor Agreement, Foothill Group Agent may presume that Canadian Imperial Bank of Commerce continues to be Bank Group Agent.

                    "Bank Group Agreement" means that certain Amended and Restated Credit Agreement, dated as of May 29, 1998, among International and Strates, as borrowers, StorMedia, as parent guarantor, and the Bank Group, as the same may from time to time be amended, restated, supplemented, modified, renewed, extended, replaced, or refinanced.

                    "Bank Group Claims" means all present and future claims of the Bank Group against Debtor for the payment of money arising under or related to the Bank Group Financing Documents, including all claims for principal and interest (including interest accruing after the commencement of a bankruptcy proceeding by or against Debtor irrespective of whether a claim for such interest is allowed in such proceeding), or for reimbursement in connection with amounts paid under letters of credit or for cash collateralization of amounts available to be drawn under letters of credit, or for reimbursement of late charges, fees, costs or expenses, or otherwise, whether fixed or


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contingent, matured or unmatured, liquidated or unliquidated, and whether arising under contract, in tort or otherwise; provided that "Bank Group Claims" shall not refer to such claims to the extent the aggregate principal amount thereof exceeds $38,400,000.

                    "Bank Group Enforcement Notice" means a written notice from the Bank Group Agent to the Foothill Group Agent, given in accordance with
Section 21 of the Intercreditor Agreement, stating that (a) a Bank Group Event of Default has occurred and is continuing, and (b) the Bank Group desires and intends (subject to any applicable waiting periods or other restrictions provided for in the Intercreditor Agreement) to take Enforcement Action(s) against the Foothill Group Priority Collateral or the Equal Priority Collateral.

                    "Bank Group Event of Default" means an "Event of Default" as defined under the Bank Group Financing Documents.

                    "Bank Group Financing Documents" means the Bank Group Agreement and all present and future notes, guaranties, reimbursement agreements, security documents or other documents or agreements in any way related to, evidencing, or documenting the Bank Group Claims, as the same may from time to time be amended, restated, supplemented, modified, renewed, extended, replaced, or refinanced.

                    "Bank Group Priority Collateral" means (a) all Fixed Assets of any StorMedia Entity, irrespective of whether they constitute StorMedia Domestic Collateral or StorMedia Foreign Collateral, and (b) all Fixed Assets of any Akashic Entity that constitute Akashic Foreign Collateral, (c) all Stock of any Bank Group Priority Subsidiary, (d) all Identifiable Proceeds of any Bank Group Priority Collateral, and (e) all Purchaser Notes delivered to or pledged to the Bank Group Agent pursuant to Section 17(a) of the Intercreditor Agreement.

                    "Bank Group Priority Subsidiaries" means the StorMedia Subsidiaries other than the Foothill Group Priority Subsidiaries.

                    "Below OLV Sale" means any Sale of Worldwide Collateral by Debtor as to which the Net Sale Consideration received for such Sale is less than 90% of the OLV of the assets subject to such Sale.

                    "Books" means all of books and records of any Obligor, including: ledgers; records indicating, summarizing, or evidencing the Obligors' properties or assets (including any of the Worldwide Collateral) or liabilities; all information relating to any Obligors' business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.


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                    "Borrower" means, individually and collectively, and jointly and severally, StorMedia and Akashic.

                    "Borrower Patent Security Agreement" means that certain Patent Security Agreement, dated as of even date herewith, between Borrower and Foothill Group Agent, in form and content satisfactory to Foothill Group Agent.

                    "Borrower Stock Pledge Agreement" means that certain Stock Pledge Agreement, dated as of even date herewith, between Borrower and Foothill Group Agent, in form and content satisfactory to Foothill Group Agent.

                    "Borrower Supplemental Security Documents" means, individually and collectively: (a) the Borrower Patent Security Agreement; (b) the Borrower Stock Pledge Agreement; and (c) the Borrower Trademark Security Agreement.

                    "Borrower Trademark Security Agreement" means that certain Trademark Security Agreement, dated as of even date herewith, between Borrower and Foothill Group Agent, in form and content satisfactory to Foothill Group Agent.

                    "Borrowing" means a borrowing hereunder consisting of Advances made on the same day by the Lenders to Borrower, or by Foothill in the case of a Foothill Loan, or by Foothill Group Agent in the case of an Foothill Group Agent Advance.

                    "Borrowing Base" has the meaning set forth in Section
2.1(a).

                    "Bridge Term Loan" has the meaning set forth in Section 2.2.

                    "Bridge Term Loan Facility Fee" has the meaning set forth in
Section 2.11(c)(ii). . "Bridge Term Loan Funding Date" means the date the Bridge Term Loan is funded by the Foothill Group.

                    "Bridge Term Loan Obligations" means any Obligations with respect to the Bridge Term Loan (including, without limitation, the principal thereof, interest thereon (including payment in kind interest), and fees or expenses specifically related thereto).

                    "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

                    "Carryforward Reduction Amount" means, with respect to any Below OLV Sale, an amount equal to (a) the Minimum Prepayment Amount applicable to such


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Sale, minus (b) the amount of the prepayment paid to the Bank Group with respect to such Sale.

                    "Change of Control" shall be deemed to have occurred at such time as: (a) a "Change of Control" (as such term is defined in the Bank Group Agreement) occurs; (b) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 10% of the total voting power of all classes of Stock then outstanding of StorMedia entitled to vote in the election of directors; (c) a majority of members of the board of directors of StorMedia shall not be Continuing Directors; (d) StorMedia shall cease to own and control, directly and of record, 100% of the issued and outstanding capital Stock of Akashic; or (e) Borrower shall cease to own and control, directly and of record, 100% of the issued and outstanding capital Stock of each Guarantor unless disposed of in accordance with the Intercreditor Agreement. The foregoing notwithstanding, there shall not be a Change of Control as the result of any increase in Stock ownership by any shareholder of StorMedia that is a shareholder of StorMedia on the Closing Date, or as the result of the exercise of any warrants to acquire Stock of StorMedia outstanding on the Closing Date.

                    "Claims" means the Foothill Group Claims and the Bank Group Claims.

                    "Closing Date" means (b) the earlier of (i) the date of the satisfaction by Borrower and/or waiver by Foothill Group Agent of the conditions set forth in Section 3.1 (other than subsection 3.1(r)) and (ii) the date of funding of the Bridge Term Loan, or (b) such other date as may be mutually agreed upon in writing among Borrower and the Foothill Group.

                    "Collateral" means all right, title, and interest of Borrower in or to each of the following:

                    (a)    the Accounts,

                    (b)    the Books,

                    (c)    the Equipment,

                    (d)    the General Intangibles,

                    (e)    the Inventory,

                    (f)    the Negotiable Collateral,


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                    (h) any money, or other assets of Borrower that now or
hereafter come into the possession, custody, or control of any member of the Foothill Group, and

                    (i) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Books, Equipment, General Intangibles, Inventory, Negotiable Collateral, real property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

                    "Collateral Access Agreement" means a landlord waiver, mortgagee waiver, bailee letter, or acknowledgement agreement of any warehouseman, processor, lessor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Inventory, in each case, in form and substance satisfactory to Foothill Group Agent.

                    "Collections" means all cash, checks, notes, instruments, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

                    "Commitment" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Commitment" on Schedule C-1 attached hereto or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 15.1, as such Commitment may be adjusted from time to time in accordance with the provisions of Section 15.1, and "Commitments" means, collectively, the aggregate amount of the commitments of all of the Lenders.

                    "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 and delivered by the chief accounting officer of Borrower to Foothill Group Agent.

                    "Continuing Director" means, as of any date of determination, a member of the board of directors of StorMedia who (a) was a member of the board of directors of StorMedia on the Closing Date, or (b) was nominated to be a member of the board of directors of StorMedia by a majority of the Continuing Directors then in office to fill a vacancy left by the death, expiration of term, permanent disability, or resignation of a Continuing Director.

                    "Control Agreement" means a control agreement, in form and substance reasonably satisfactory to Foothill Group Agent, between Borrower, Foothill Group Agent, and the applicable securities intermediary with respect to the applicable Securities Account and related Investment Property.


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                    "Creditor Event of Default" means a Bank Group Event of
Default or a Foothill Group Event of Default, as the context requires.

                    "Creditors" means the Foothill Group, represented by Foothill Group Agent, and the Bank Group, represented by Bank Group Agent.

                    "Cumulative Blockage" means, as of any date of determination, the sum of Individual Blockages to date with respect to all instances where the Foothill Group Agent received proceeds of Sales of Inventory or Fixed Assets in which the Foothill Group Agent had a first priority Lien pursuant to the Intercreditor Agreement (or proceeds of sales of Stock on account thereof).

                    "Debtor" means StorMedia and each and every one of its present and future direct and indirect Subsidiaries, collectively and individually, including each and every such Subsidiary that now is, or at any time hereafter becomes, a party to any one or more of the Financing Documents (including International, Strates, StorMedia Foreign Sales, and the Akashic Entities).

                    "deems itself insecure" means that the Person deems itself insecure in accordance with the provisions of Section 1208 of the UCC.

                    "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

                    "Defaulting Lender" means any Lender that fails to make any Advance that it is required to make hereunder on any Funding Date and that has not cured such failure by making such Advance within 1 Business Day after written demand upon it by Foothill Group Agent to do so.

                    "Defaulting Lenders Rate" means the Reference Rate for the first 3 days from and after the date the relevant payment is due and, thereafter, at the interest rate then applicable to Advances.

                    "Designated Account" means account number 1233421230 of Borrower maintained with Borrower's Designated Account Bank, or such other deposit account of Borrower (located within the United States) that has been designated, in writing and from time to time, by Borrower to Foothill Group Agent.

                    "Designated Account Bank" means Bank of America N.T. & S.A., whose relevant office is located at 1850 Gateway Blvd., Concord, California, and whose ABA number is 121 000 358.


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

                    "Dilution" means, with respect to any Person and in each case based upon the experience of the immediately prior 3 months, the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising, returns, promotions, credits, or other dilutive items with respect to the Accounts, by (b) such Person's Collections (excluding extraordinary items) plus the Dollar amount of clause (a).

                    "Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by one percentage point for each percentage point by which Dilution with respect to Eligible Accounts is in excess of 7%.

                    "Disbursement Letter" means an instructional letter executed and delivered by Borrower to Foothill Group Agent regarding any extensions of credit to be made on the Closing Date, the form and substance of which shall be satisfactory to Foothill Group Agent.

                    "Dollars or $" means United States dollars.

                    "Domestic Collateral" means (a) in the case of tangible Worldwide Collateral, any such Worldwide Collateral located within the United States of America or its possessions, dependencies, or territories, and (b) in the case of intangible Worldwide Collateral, any such Worldwide Collateral of an entity composing Debtor that is organized under the laws of, or maintains its principal place of business in, the United States of America, its possessions, dependencies, or territories, or any of the States composing the United States of America. The Stock of International, Strates, and Strates Malaysia shall be deemed Foreign Collateral and not Domestic Collateral. The Stock of StorMedia Foreign Sales and Akashic shall be deemed Domestic Collateral and not Foreign Collateral.

                    "Early Termination Premium" has the meaning set forth in
Section 3.6.

                    "Eligible Accounts" means Eligible Domestic Accounts and Eligible Foreign Accounts.

                    "Eligible Domestic Accounts" means those Accounts (net of unapplied cash and variances between the general ledger and the accounts receivable aging report) created by Borrower (or by Strates or Strates Malaysia, provided that the only Accounts of those Subsidiaries that may be eligible are ones with respect to which the Account Debtor is a Specified Account Debtor and with respect to which all amounts are billed in Dollars and collected in the U.S. through the Lockboxes) in the ordinary course of business, that arise out of Borrower's (or Strates or Strates Malaysia's, as applicable) sale of goods or rendition of services, that strictly comply with each and all of the representations and warranties respecting Accounts made by Borrower (or Strates or Strates Malaysia, as applicable) to Foothill Group Agent in the Loan Documents, and that are and at all times continue to be acceptable to Foothill Group Agent in all respects; provided, however, that standards of eligibility may be fixed and revised from time to time by Foothill Group Agent in Foothill Group Agent's reasonable credit judgment. Eligible Accounts shall not include the following:

                    (a) Accounts that the Account Debtor has failed to pay within 90 days of invoice date or Accounts with selling terms of more than 45 days;

                    (b) Accounts owed by an Account Debtor or its Affiliates where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above;

                    (c) Accounts with respect to which the Account Debtor is an employee, Affiliate, or agent of any Obligor;

                    (d) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the Account Debtor may be conditional;

                    (e) Accounts with respect to which the Account Debtor: (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any State thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless
(y) the Account is supported by an irrevocable letter of credit satisfactory to Foothill Group Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Foothill Group Agent and is directly drawable by Foothill Group Agent, or (z) the Account is covered by credit insurance in form and amount, and by an insurer, satisfactory to Foothill;

                    (f) Accounts that are not billed and collected in U.S. Dollars;

                    (g) Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Borrower has complied, to the satisfaction of Foothill Group Agent, with the Assignment of Claims Act, 31 U.S.C. Section 3727), or (ii) any State of the United States (exclusive, however, of Accounts owed by any State that does not have a statutory counterpart to the Assignment of Claims Act);

                    (h) Accounts with respect to which the Account Debtor is a creditor of an Obligor (except for Seagate Technology, Inc.), has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to the Account;

                    (i) (i) with respect to Account Debtors other than Specified Account Debtors, Accounts with respect to an Account Debtor (including its Affiliates) whose total obligations owing to the Obligors exceed 10% of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor (or its Affiliates) in excess of such percentage, (ii) Accounts with respect to a Specified Account Debtor (including its Affiliates) whose total obligations owing to the Obligors exceed 60% of all Eligible Accounts, to the extent of the obligations owing by such Specified Account Debtor (or its Affiliates) in excess of such percentage, and (iii) Accounts with respect to any 2 Specified Account Debtors (including their Affiliates) whose total obligations owing to the Obligors exceed 80% of all Eligible Accounts, to the extent of the obligations owing by such Specified Account Debtors (or their Affiliates) in excess of such percentage; provided that the percentages stated in clauses (ii) and (iii) above may be decreased by Foothill Group Agent in the good faith exercise of its discretion if Foothill Group Agent in good faith determines that the creditworthiness of one or more Specified Account Debtors has deteriorated sufficiently to justify such decrease;

                    (j) Accounts with respect to which the Account Debtor is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

                    (k) Accounts the collection of which Foothill Group Agent, in its reasonable credit judgment, believes to be doubtful by reason of the Account Debtor's financial condition;

                    (l) Accounts with respect to which the goods giving rise to such Account have not been shipped and billed to the Account Debtor, the services giving rise to such Account have not been performed and accepted by the Account Debtor, or the Account otherwise does not represent a final sale;

                    (m) Accounts with respect to which the Account Debtor is located in the states of New Jersey, Minnesota, Indiana, or West Virginia (or any other state that requires a creditor to file a Business Activity Report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless Borrower has qualified to do business in New Jersey, Minnesota, Indiana, West Virginia, or such other states, or has filed a Notice of Business Activities Report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement;

                    (n) Accounts that represent progress payments or other advance billings that are due prior to the completion of performance by Borrower (or Strates or Strates Malaysia, as applicable) of the subject contract for goods or services; and

                    (o) Accounts that result from Sales of Fixed Assets.

               The foregoing notwithstanding, Accounts of Strates shall not be eligible until the Singapore Security Documents are registered in Singapore, and Accounts of Strates Malaysia shall not be Eligible Accounts until the Malaysian Security Documents are registered in Malaysia.

                    "Eligible Foreign Account" means any Account of Borrower (or Strates or Strates Malaysia to the extent covered in the definition of "Eligible Accounts") billed from within the U.S., and that by its terms is to be collected in the U.S. in U.S. Dollars: (a) that does not qualify as an Eligible Domestic Account solely because such Account is excluded from "Eligible Domestic Accounts" by virtue of the exclusion contained in clause (e) of such definition; and (b) with respect to which the Account Debtor is a wholly-owned Subsidiary of a large, multinational corporation that is located in the United States of America or in other jurisdictions acceptable to Foothill Group Agent (or, in the case of Strates and Strates Malaysia, a Specified Account Debtor), or an Account Debtor that is a Subsidiary of Samsung Electronics Co., Ltd. The foregoing notwithstanding, Accounts of Strates shall not be eligible until the Singapore Security Documents are registered in Singapore, and Accounts of Strates Malaysia shall not be Eligible Accounts until the Malaysian Security Documents are registered in Malaysia.

                    "Eligible Transferee" means: (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country, and having total assets in excess of $100,000,000; provided that such bank is acting through a branch or agency located in the United States; (c) a finance company, insurance company or other financial institution or fund that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $50,000,000; (d) any Affiliate (other than individuals) of a pre-existing Lender; (e) so long as no Event of Default has occurred and is continuing, any other Person approved by Foothill Group Agent and Borrower; and (f) during the continuation of an Event of Default, any other Person approved by Foothill Group Agent.

                    "Enforcement Action" means, with respect to any Creditor and with respect to any item of Worldwide Collateral (a) repossessing, selling, leasing, or otherwise disposing of all or any part of such Worldwide Collateral, or exercising notification or collection rights with respect to all or any portion thereof, or attempting to do so, (b) commencing the enforcement with respect to such Worldwide Collateral of any of the default remedies under any of such Creditor's Financing Documents, the UCC, or other applicable laws, including the commencement of any lawsuit or proceeding against Debtor to collect or enforce such Creditor's Claim, (c) appropriating, setting off, or applying any part or all of such Worldwide Collateral in the possession of, or coming into the possession of, such Creditor or its agent or bailee, to such Creditor's Claim, or (d) filing by such Creditor of, or the joining in the filing by such Creditor of, an involuntary bankruptcy or insolvency proceeding against Debtor; provided, however, that, with respect to any filing by any Person other than a Creditor of a proceeding, motion, or suit described in clause (d), the filing by any Creditor of any claim in or the taking of any other action (not inconsistent with the express provisions of the Intercreditor Agreement) permitted or required by applicable law with respect to any such proceeding, motion, or suit shall not be deemed to be an Enforcement Action.

                    "Enforcement Period" means, with respect to the Claims of any Creditor, any period of time commencing upon the earliest to occur of (a) the actual taking by such Creditor of any Enforcement Action (other than an insignificant or immaterial Enforcement Action) under circumstances where such Creditor is entitled to do so under the terms of its Financing Documents, (b) the acceleration by such Creditor of the maturity of its Claims, (c) the maturation of such Creditor's Claims in accordance with their terms if such Claims are not paid or satisfied on such date of maturation, (d) the commencement of an Insolvency Proceeding with respect to Debtor, (e) the permanent termination (as opposed to temporary suspension) by such Creditor of its obligations to Debtor under its Financing Documents based on the existence of an Event of Default, (f) the giving of a Bank Group Enforcement Notice, (g) the giving of a Foothill Group Enforcement Notice, or (h) the giving or a Foothill Group Equal Priority Collateral Enforcement Notice, and continuing until the earlier to occur of (y) the final payment or satisfaction in full of such Creditor's Claims, or (z) the waiver in writing by such Creditor of such Creditor Event of Default.

                    "Equal Priority Collateral" means all General Intangibles (other than and excluding deposit accounts) of Debtor other than Identifiable Proceeds described in clause (d) of the definition of Bank Group Priority Collateral. For purposes of clarity, Equal Priority Collateral does not include Stock, Investment Property, Accounts, Inventory, or Fixed Assets.

                    "Equipment" means all of each Obligor's present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including, any interest of any Obligor in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

                    "Equity Contribution" means a Dollar contribution to the equity capital of StorMedia either in the form of common stock or in the form of preferred stock the rights, preferences, and privileges of which are satisfactory in form and substance to Foothill Group Agent.

                    "ERISA" means the Employee Retirement Income Security Act of 1974, 29 U.S.C. Sections 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

                    "ERISA Affiliate" means (a) any corporation subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any party subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).

                    "ERISA Event" means (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of Borrower, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under
Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to
Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by Borrower or its Subsidiaries or any of their ERISA Affiliates.

                    "Event of Default" has the meaning set forth in Section 8.

                    "Excess Prepayment Amount" means an amount equal to 50% of the Net Sale Consideration in excess of the Minimum Prepayment Amount.

                    "Existing Lenders" means the Bank Group.

                    "FEIN" means Federal Employer Identification Number.

                    "Financing Documents" means the Foothill Group Financing Documents and the Bank Group Financing Documents.

                    "Fixed Assets" means all real property, plant, and Equipment (including fixtures) of Debtor.

                    "Foothill" has the meaning set forth in the preamble to this Agreement.

                    "Foothill Account" has the meaning set forth in Section 2.7.

                    "Foothill Group" means, individually and collectively, each of the individual Lenders and Foothill Group Agent.

                    "Foothill Group Agent" means Foothill Capital Corporation, a California corporation, acting as agent for the members of the Foothill Group pursuant to the Foothill Group Financing Documents, and any successor agent thereunder. Unless Bank Group Agent shall have been notified otherwise in accordance with Section 21 of the Intercreditor Agreement, Bank Group Agent may presume that Foothill Capital Corporation continues to be Foothill Group Agent.

                    "Foothill Group Agent Account" has the meaning set forth in
Section 2.7(a).

                    "Foothill Group Agent Advances" has the meaning set forth in
Section 2.1(h)(i).

                    "Foothill Group Agent's Bridge Term Loan Liens" has the meaning set forth in Section 4.1(A).

                    "Foothill Group Agent's Liens" has the meaning set forth in
Section 4.1.

                    "Foothill Group Agent-Related Persons" means Foothill Group Agent and any successor agent, together with their respective Affiliates, and the officers, directors, employees, counsel, agents, and attorneys-in-fact of such Persons and their Affiliates.

                    "Foothill Group Agreement" means this Agreement, as the same may from time to time be amended, modified, renewed, extended or restated.

                    "Foothill Group Claims" means all present and future claims of Foothill Group against Debtor for the payment of money arising under or related to the

Foothill Group Financing Documents, including all claims for principal and interest (including interest accruing after the commencement of a bankruptcy proceeding by or against Debtor irrespective of whether a claim for such interest is allowed in such proceeding), or for reimbursement in connection with amounts paid under letters of credit (or guaranties in respect thereof) or for cash collateralization of amounts available to be drawn under letters of credit (or guaranties in respect thereof), or for reimbursement of late charges, fees, costs or expenses, or otherwise, whether fixed or contingent, matured or unmatured, liquidated or unliquidated, and whether arising under contract, in tort or otherwise; provided that "Foothill Group Claims" shall not refer to such claims to the extent the aggregate principal amount thereof exceeds, as of any date of determination, $30,000,000 minus (b) the aggregate amount of principal repayments made with respect to the Bridge Term Loan.

                    "Foothill Group Enforcement Notice" means a written notice from the Foothill Group Agent to the Bank Group Agent, given in accordance with
Section 21 of the Intercreditor Agreement, stating that (a) a Foothill Group Event of Default has occurred and is continuing, and (b) the Foothill Group desires and intends (subject to any applicable waiting periods or other restrictions provided for in the Intercreditor Agreement) to take Enforcement Action(s) against the Bank Group Priority Collateral.

                    "Foothill Group Equal Priority Collateral Enforcement Notice" means a written notice from the Foothill Group Agent to the Bank Group Agent, given in accordance with Section 21 of the Intercreditor Agreement, stating that (a) a Foothill Group Event of Default has occurred and is continuing, and (b) the Foothill Group desires and intends (subject to any applicable provisions of the Intercreditor Agreement) to take Enforcement Action(s) against the Equal Priority Collateral.

                    "Foothill Group Event of Default" means an "Event of Default" as defined in the Foothill Group Agreement.

                    "Foothill Group Expenses" means all: costs or expenses (including taxes, and insurance premiums) required to be paid by any Obligor under any of the Loan Documents that are actually paid or incurred by the Foothill Group; reasonable fees or charges paid or incurred by the Foothill Group in connection with the Foothill Group's transactions with the Obligor's, including, actual out-of-pocket fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC (or equivalent) searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Worldwide Collateral appraisals); real estate surveys, real estate title policies and endorsement, and environmental audits; actual out-of-pocket costs and expenses incurred by Foothill Group Agent in the disbursement of funds to Borrower (by wire transfer or otherwise); actual out-of-pocket charges paid or incurred by Foothill Group Agent resulting from the dishonor of checks; reasonable costs and expenses paid or incurred by the Foothill Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Worldwide Collateral, or any portion thereof, irrespective of whether a sale is consummated; reasonable costs and expenses paid or incurred by the Foothill Group in examining the Books; reasonable costs and expenses of third party claims or any other suit paid or incurred by the Foothill Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Foothill Group's relationship with Borrower or any Guarantor, and the Foothill Group's reasonable attorneys fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including reasonable attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower or any Guarantor of the Obligations), defending, or concerning the Loan Documents, irrespective of whether suit is brought; provided, however, that the term "Foothill Group Expenses" shall not include any costs and expenses paid or incurred by the Foothill Group solely with respect to disputes that (i) arise between two or more members of the Foothill Group and
(ii) are not in connection with third party claims or the Foothill Group's relationship with Borrower or any Guarantor of the Obligations.

                    "Foothill Group Financing Documents" means the Foothill Group Agreement and all present and future notes, guaranties, reimbursement agreements, security documents or other documents or agreements in any way related to, evidencing, or documenting the Foothill Group Claims, as the same may from time to time be amended, restated, supplemented, modified, renewed, extended, replaced, or refinanced.

                    "Foothill Group Priority Collateral" means all Worldwide Collateral other than the Bank Group Priority Collateral and the Equal Priority Collateral.

                    "Foothill Group Priority Subsidiaries" means StorMedia Foreign Sales and Akashic.

                    "Foothill Loan" has the meaning ascribed thereto in Section 2.1(g)(i).

                    "Foreign Collateral" means any Worldwide Collateral that is not Domestic Collateral. The Stock of International, Strates, and Strates Malaysia shall be deemed Foreign Collateral and not Domestic Collateral. The Stock of StorMedia Foreign Sales and Akashic shall be deemed Domestic Collateral and not Foreign Collateral.

                    "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

                    "General Intangibles" means all of any Obligor's present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral.

                    "Governing Documents" means the certificate or articles of incorporation, by-laws, or other organizational or governing documents of any Person.

                    "Guarantees" means, individually and collectively, one or more general continuing guaranties executed and delivered by the Guarantors.

                    "Guarantor" means, individually and collectively, any one or more of International, Strates, StorMedia Foreign Sales, and Strates Malaysia.

                    "Guarantor Collateral" means any and all right, title, and interest of any Guarantor in or to any and all property (whether real or personal, tangible or intangible) in which a Lien is granted to Foothill Group Agent in any of the Guarantor Security Documents.

                    "Guarantor Patent Security Agreement" means that certain Patent Security Agreement, dated as of even date herewith, between each Guarantor and Foothill Group Agent, in form and content satisfactory to Foothill Group Agent.

                    "Guarantor Security Agreement" means that certain Security Agreement, dated as of even date herewith, between each Guarantor and Foothill Group Agent, in form and content satisfactory to Foothill Group Agent.

                    "Guarantor Security Documents" means, individually and collectively: (a) the Guarantor Patent Security Agreement; (b) the Guarantor Security Agreement; (c) the Guarantor Stock Pledge Agreement; (d) the Guarantor Trademark Security Agreement; (e) the Singapore Security Documents; and (f) the Malaysian Security Documents.

                    "Guarantor Stock Pledge Agreement" means that certain Stock Pledge Agreement, dated as of even date herewith, between each Guarantor and Foothill Group Agent, in form and content satisfactory to Foothill Group Agent.

                    "Guarantor Trademark Security Agreement" means that certain Trademark Security Agreement, dated as of even date herewith, between each Guarantor and Foothill Group Agent, in form and content satisfactory to Foothill Group Agent.

                    "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

                    "Identifiable Proceeds" means, with respect to any Collateral, any "proceeds" (as defined in the UCC) or other sums received in respect of such Collateral that are identifiable and traceable under the identification and tracing rules and principles that exist under California state law (including the UCC), without regard to where such Collateral or proceeds are located, provided that Identifiable Proceeds included within clause
(d) of the definition of "Bank Group Priority Collateral" shall not include (a) Inventory of any Obligor, (b) any Accounts of any Obligor arising from the sale, transfer, lease, license, or other disposition of Inventory by any Obligor, or
(c) Fixed Assets that are Akashic Domestic Collateral.

                    "Indebtedness" means: (a) all obligations of any Obligor for borrowed money, (b) all obligations of any Obligor evidenced by bonds, debentures, notes, or other similar instruments (except for and excluding notes given to trade creditors with respect to trade payables of any Obligor as to which such Obligor has been granted extended payment terms) and all reimbursement or other obligations of any Obligor in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products,
(c) all obligations of any Obligor under capital leases, (d) all obligations or liabilities of others secured by a Lien on any property or asset of any Obligor, irrespective of whether such obligation or liability is assumed, and (e) any obligation of any Obligor guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to such Obligor) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person.

                    "Individual Blockage" means, with respect to each instance where the Foothill Group Agent receives proceeds of Sales of Inventory or Fixed Assets in which the Foothill Group Agent has a first priority Lien pursuant to the Intercreditor Agreement (or proceeds of sales of Stock on account thereof), as of the date of such receipt an amount equal to (a) the amount of such proceeds minus (b) the amount of the Related Bridge Term Loan Reduction Amount.

                    "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the United States Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                    "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

                    "Intercreditor Agreement" means an intercreditor agreement, dated as of even date herewith, between Foothill Group Agent and Bank Group Agent on behalf of the Existing Lenders, in form and substance satisfactory to Foothill Group Agent.

                    "International" means StorMedia International Ltd., a company organized under the laws of the Cayman Islands.

                    "Inventory" means all present and future inventory in which any Obligor has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of each Obligor's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

                    "Investment Property" means "investment property" as that term is defined in Section 9115 of the UCC.

                    "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                    "Lender" and "Lenders" have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 15.1 hereof.

                    "Lender-Related Persons" means, with respect to any Lender, such Lender, together with such Lender's Affiliates, and the officers, directors, employees, counsel, agents, and attorneys-in-fact of such Lender and such Lender's Affiliates.

                    "Lien" means any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting real property.

                    "Loan Account" has the meaning set forth in Section 2.13.

                    "Loan Documents" means this Agreement, the Borrower Supplemental Security Documents, the Disbursement Letter, the Lockbox Agreements, the Guarantees, the Guarantor Security Documents, the Suretyship Agreement, the Intercreditor Agreement, the Control Agreements, any note or notes executed by Borrower and payable to the Foothill Group, and any other agreement entered into, now or in the future, in connection with this Agreement.

                    "Lockbox Account" shall mean a depositary account established pursuant to one of the Lockbox Agreements.

                    "Lockbox Agreements" means those certain Lockbox Operating Procedural Agreements and those certain Depository Account Agreements, in form and substance satisfactory to Foothill Group Agent, each of which is among Borrower, Foothill Group Agent, and one of the Lockbox Banks.

                    "Lockbox Banks" means Wells Fargo Bank, N.A.

                    "Lockboxes" has the meaning set forth in Section 2.10.

                    "Malaysian Security Documents" means that certain Debenture, dated of even date herewith, by Strates Malaysia in favor of Foothill Group Agent, in form and substance satisfactory to Foothill Group Agent, and such other instruments, guaranties, agreements, and documents governed by the laws of Malaysia, or any political subdivision thereof, as Foothill or its Malaysian foreign counsel may reasonably require to now or at any time hereafter secure the whole or any part of the Obligations or of the obligations of Strates Malaysia in respect of the Obligations, and in each case in form and substance satisfactory to Foothill Group Agent.

                    "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of any Obligor, (b) the material impairment of any Obligor's ability to perform its obligations under the Loan Documents to which it is a party or of the Foothill Group to enforce the Obligations or realize upon the Collateral, (c) a material adverse effect on the value of the Collateral or the amount that the Foothill Group would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of the Collateral, or (d) a material impairment of the priority of Foothill Group Agent's Liens or Foothill Group Agent's Bridge Term Loan Liens with respect to the Collateral.

                    "Maturity Date" means the last day of the original term of this Agreement if the term is not renewed, and the last day of any applicable renewal term, if the term hereof is renewed, in each case in accordance with
Section 3.4.

                    "Maximum Amount" means the sum of (a) the Maximum Revolving Amount, plus (b) the Maximum Bridge Term Loan Amount.

                    "Maximum Bridge Term Loan Amount" means $8,000,000.

                    "Maximum Foothill Amount" means that portion of the Maximum Amount for which Foothill shall be responsible, exclusive of any participations with Participants.

                    "Maximum Revolving Amount" means, as of any date of determination, $20,000,000 minus the Syquest Availability Amount.

                    "Minimum Availability Condition" means, with respect to any Sale governed by Section 7.4(b) (other than Section 7.4(b)(ii)), that, after giving effect thereto, and provided that the trade payables of Borrower have not increased from the most recent field survey completed by Foothill Group Agent (or, to the extent of any such increase, after reserving for same), there will exist at least $7,500,000 of combined Availability and unrestricted cash and cash equivalents of Borrower (including any such unrestricted cash or cash equivalents that Borrower is entitled to receive and retain in connection with such Sale at the time of giving effect to such Sale).

                    "Minimum Prepayment Amount" means, as to any Sale of Worldwide Collateral, an amount equal to 90% of the OLV of the assets subject to such Sale.

                    "Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which Borrower, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

                    "Negotiable Collateral" means all of a Person's present and future letters of credit, notes, drafts, instruments, Investment Property, documents, personal property leases (wherein such Person is the lessor), chattel paper, and Books relating to any of the foregoing.

                    "Net Sale Consideration" means the (a) total purchase consideration received by Debtor in any Sale of Worldwide Collateral, less (b) the amount of any reasonable out-of-pocket expenses (including taxes) incurred by Debtor in connection with such Sale.

                    "Obligations" means all loans (including the Bridge Term
Loan), Advances, debts, principal, interest (including any interest that, but for the provisions of the United States Bankruptcy Code, would have accrued), premiums (including Early Termination Premiums), liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees, charges, costs, or Foothill Group Expenses (including any fees or expenses that, but for the provisions of the United States Bankruptcy Code, would have accrued), guaranties, covenants, and duties owing by Borrower to the Foothill Group of any kind and description arising under, in connection with, related to, or incidental to or evidenced by the Loan Documents, and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, further including all interest not paid when due and all the Foothill Group Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise, as any of the same may from time to time be amended, modified, extended, renewed, restated, or increased by agreement.

                    "Obligors" means any one or more of the Borrowers or the Guarantors.

                    "OLV" means, as to any item of Worldwide Collateral, an amount equal to the orderly liquidation value for such item of Worldwide Collateral, as determined from time to time by Dovetech, Inc. or another appraiser satisfactory to Foothill Group Agent, updated to exclude any sold assets.

                    "Other Obligations" means any Obligations other than the Bridge Term Loan Obligations.

                    "Overadvance" has the meaning set forth in Section 2.5.

                    "Participant" has the meaning set forth in Section 15.1(e).

                    "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

                    "Permitted Investments" means (a) direct obligations of the United States of America, or any agency thereof if backed by the full faith and credit of the United States of America, or obligations fully guaranteed by the United States of America, or any agency thereof if backed by the full faith and credit of the United States of America, in each case denominated in Dollars and maturing within one (1) year from the date of creation thereof, (b) commercial paper, denominated in Dollars, issued by a corporation (other than Obligors or any Affiliate of any Obligor) organized under the laws of any State of the United States of America or the District of Columbia maturing within one (1) year from the date of creation thereof rated in the highest grade by a nationally recognized credit rating agency, (c) time deposits denominated in Dollars and maturing within one (1) year from the date of creation thereof with, including certificates of deposit issued by, any office located in the United States of America of any bank or trust company which is organized under the laws of the United States of America or any state thereof and has capital, surplus, and undivided profits aggregating at least $500,000,000, or (d) shares of any money market mutual fund holding only obligations denominated in Dollars rated at least AAAm or the equivalent thereof by Standard & Poor's Corporation or at least Aaa or the equivalent thereof by Moody's Investors Service, Inc.; provided that, to the extent any such investment is made with Collateral, such investment shall not be a Permitted Investment unless the security interest of Foothill Group Agent therein is perfected.

                    "Permitted Liens" means (a) Liens held by Foothill Group Agent for the benefit of the Foothill Group, (b) Liens for unpaid taxes that either (i) are not yet due and payable or (ii) are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) (i) the interests of lessors under operating leases, and (ii) purchase money Liens and the interests of lessors under capital leases to the extent that the acquisition or lease of the underlying asset is permitted under Section 7.21 and so long as the Lien only attaches to the asset purchased or acquired and proceeds thereof and only secures the purchase price of the asset, (e) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of the Obligors and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet due and payable, or (ii) are the subject of Permitted Protests,
(f) Liens arising from deposits made in connection with the procurement of utilities, the securing in ordinary course of business of guaranties of repatriation of workers expatriated from the People's Republic of China to Singapore or Malaysia, or the obtaining of worker's compensation or other unemployment insurance, (g) Liens or deposits to secure performance of bids, tenders, or leases (to the extent permitted under this Agreement), incurred in the ordinary course of business of the Obligors and not in connection with the borrowing of money, (h) Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of the Obligors, (i) Liens of or resulting from any judgment or award that reasonably could not be expected to result in a Material Adverse Change and as to which the time for the appeal or petition for rehearing of which has not yet expired, or in respect of which the applicable Obligor is in good faith prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review has been secured, (j) easements, rights of way, zoning and similar covenants and restrictions, and similar encumbrances that customarily exist on real property of Persons engaged in similar activities and similarly situated and that in any event do not materially interfere with or impair the use or operation of the Collateral by the applicable Obligor or the value of any of Foothill Group

Agent's Liens or Foothill Group Agent's Bridge Term Loan Liens thereon or therein, for the benefit of the Foothill Group, or materially interfere with the ordinary conduct of the business of Borrower, (k) subject to the terms and conditions of the Intercreditor Agreement, Liens on the properties and assets of the Obligors in favor of Bank Group Agent for the benefit of the Existing Lenders, and (l) subject to the terms and conditions of the Subordination Agreement with respect to the Seagate Subordinated Indebtedness, the Lien of Seagate on the Accounts of StorMedia owed to StorMedia by Seagate.

                    "Permitted Protest" means the right of the Obligors to protest any Lien (other than any such Lien that secures the Obligations), tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the books of the applicable Obligor in an amount that is reasonably satisfactory to Foothill Group Agent, (b) any such protest is instituted and diligently prosecuted by the applicable Obligor in good faith, and (c) Foothill Group Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of Foothill Group Agent's Liens or Foothill Group Agent's Bridge Term Loan Liens in and to the Collateral.

                    "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

                    "Plan" means any employee benefit plan, program, or arrangement maintained or contributed to by Borrower or with respect to which it may incur liability.

                    "Prepayment Carryforward" means, as of any date of determination, an amount equal to (a) the aggregate of the Excess Prepayment Amount (or portions thereof) paid to the Bank Group with respect to each Above OLV Sale consummated prior to such date, if any, minus (b) the aggregate Carryforward Reduction Amount with respect to each Below OLV Sale consummated prior to such date, if any.

                    "Pro Rata Share" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the aggregate amount of the Commitments. If and to the extent that, pursuant to Section 15.1 hereof, an assignor Lender makes in favor of an Assignee a non-ratable assignment of 100% of the Commitments and the Bridge Term Loan Obligations, then, anything in the Loan Agreement or the other Loan Documents to the contrary notwithstanding, for purposes of determining "ratability" among the Lenders under the Loan Agreement and the other Loan Document: (a) when used solely in the context of a Lender's obligation or Commitment to make the Bridge Term

Loan or a Lender's right to receive payments in respect of the Bridge Term Loan Obligations, the term "Pro Rata Share" shall mean (i) 100% with respect to such Assignee and (ii) -0-% with respect to such assignor Lender; (b) when used in the context of a Lender's obligation or Commitment to make Advances (including Foothill Loans and Foothill Group Agent Advances) or a Lender's right to receive payment in respect of Other Obligations, the term "Pro Rata Share" shall mean
(i) 100% with respect to the assignor Lender and (ii) -0-% with respect to the Assignee; (c) from and after the Closing Date, the then outstanding principal amount of the Bridge Term Loan shall be deemed to be the amount of the total Commitments in respect of the Bridge Term Loan; and (d) in all other cases, the term "Pro Rata Share" shall have the meaning set forth in the first sentence of this definition.

                    "Purchaser Note" shall have the meaning set forth in Section 7.4(b)(1) of this Agreement.

                    "Reference Rate" means the variable rate of interest, per annum, most recently announced by Norwest Bank Minnesota, National Association, or any successor thereto, as its "base rate," irrespective of whether such announced rate is the best rate available from such financial institution.

                    "Related Bridge Term Loan Reduction Amount" means, with respect to each instance where the Foothill Group Agent receives proceeds of Sales of Inventory or Fixed Assets in which the Foothill Group Agent has a first priority Lien pursuant to the Intercreditor Agreement (or proceeds of sales of Stock on account thereof), as of the date of such receipt, an amount equal to the lesser of: (a) the amount of such proceeds; and (b) the greater of (i) zero Dollars; and (ii) the amount of Availability as of such date minus $5,000,000.

                    "Renewal Date" has the meaning set forth in Section 3.4.

                    "Reportable Event" means any of the events described in
Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

                    "Required Lenders" means, at any time, Lenders whose Pro Rata Shares aggregate 51% or more of the Commitments, or, if the Commitments have been terminated irrevocably, 51% or more of the Obligations then outstanding.

                    "Retiree Health Plan" means an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by
Section 601 of ERISA.

                    "Revolving Advance Cap" means, as of any date of determination, an amount equal to (a) the Applicable Percentage of the net orderly liquidation value of Akashic's machinery and equipment located in the continental U.S., as determined from time to time by Dovetech, Inc. or another appraiser satisfactory to Foothill Group Agent, updated to exclude any sold assets, minus (b) the Syquest Availability Amount.

                    "Revolving Facility Usage" means, as of any date of determination, without duplication, the sum of outstanding Advances, Foothill Loans, and Foothill Group Agent Advances.

                    "Revolving Loan Facility Fee" has the meaning set forth in
Section 2.11(c)(i).

                    "Sale" means the sale, lease, or other disposition by Debtor of any item of the Worldwide Collateral (other than the Stock of any direct or indirect Subsidiary of StorMedia, whether or not made or entered into in the ordinary course of business).

                    "Seagate" means Seagate Technology, Inc., a Delaware corporation.

                    "Seagate Non-Offset Agreement" means a written agreement of Seagate, in form and substance satisfactory to Foothill Group Agent, pursuant to which Seagate waives and relinquishes any right to offset all or any part of the Seagate Subordinated Indebtedness against any obligations of Seagate to any Obligor with respect to any Account.

                    "Seagate Settlement Documents" means the written documentation entered into or to be entered into between StorMedia and Seagate relating to the termination of existing supply arrangements between those parties, the exchange of releases, and the incurrence of the Seagate Subordinated Indebtedness, the form and substance of the documentation of which shall be acceptable to Foothill Group Agent.

                    "Seagate Subordinated Indebtedness" means $8,000,000 in the aggregate of Subordinated Indebtedness of StorMedia to Seagate, in the form of a $5,000,000 convertible note, and a $3,000,000 note, the form and substance of the documentation of which shall be acceptable to Foothill Group Agent.

                    "Securities Account" means a "securities account" as that term is defined in Section 8501 of the UCC.

                    "Singapore Security Documents" means those certain Debentures, dated of even date herewith, by Strates and International in favor of Foothill Group Agent, in form and substance satisfactory to Foothill Group Agent, and such other instruments, guaranties, agreements, and documents governed by the laws of Singapore, or any political subdivision thereof, as Foothill or its Singapore foreign counsel may reasonably require to now or at any time hereafter secure the whole or any part of the Obligations or of the obligations of Strates or International in respect of the Obligations, and in each case in form and substance satisfactory to Foothill Group Agent.

                    "Solvent" means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person (sold location by location to Persons intending to use those facilities for the purposes for which they were designed and constructed) is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

                    "Specified Account Debtors" means Quantum Corporation, Seagate Technology, Inc., Samsung Electronics Co., Ltd., Western Digital, and Syquest, Inc.

                    "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities Exchange Commission under the Securities Exchange Act of 1934).

                    "Stock Sale" means any sale or transfer of the Stock of any StorMedia Subsidiary, whether by the Obligor owning same with any necessary Creditor consents (in accordance with the provisions of Section 17(c) of the Intercreditor Agreement), or by a Creditor in realization of its security interest therein in accordance with the provisions of the Intercreditor Agreement.

                    "StorMedia" means StorMedia Incorporated, a Delaware corporation.

                    "StorMedia Domestic Collateral" means any StorMedia Collateral that is Domestic Collateral.

                    "StorMedia Foreign Collateral" means any StorMedia Collateral that is Foreign Collateral.

                    "StorMedia Foreign Sales" means StorMedia Foreign Sales Corporation, a U.S. Virgin Islands corporation.

                    "StorMedia Subsidiaries" means the Subsidiaries of StorMedia, including International, Strates, StorMedia Foreign Sales, Akashic, and Strates Malaysia.

                    "Strates" means Strates Pte. Ltd., a company organized under the laws of Singapore.

                    "Strates Malaysia" means Strates Sdn. Bhd., formerly known as Akashic Kubota Technologies, Sdn. Bhd., a company organized under the laws of Malaysia, which as of the Closing Date is a first-tier Subsidiary of Akashic.

                    "Subordinated Indebtedness" means Indebtedness of an Obligor that is the subject of a Subordination Agreement.

                    "Subordination Agreement" means a written subordination of indebtedness agreement in form and substance satisfactory to Foothill Group Agent whereby indebtedness to a third Person is subordinated in right of payment to the Obligations.

                    "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or \indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

                    "Suretyship Agreement" means a suretyship agreement, in form and substance satisfactory to Foothill Group Agent, between each Borrower and Foothill Group Agent.

                    "Syndicated Amount" means that portion of the Maximum Amount equal to the aggregate financing commitments (to the extent not breached or terminated) of all Participants.

                    "Syquest Availability Amount" means, as of any date of determination, the amount of Section 2.1 borrowing availability created by Accounts with respect to which Syquest, Inc. is the Account Debtor.

                    "Tasman Facility" means Akashic Domestic Collateral consisting of the Fixed Assets located on the Closing Date at 305 and/or 2101 Tasman, Milpitas, California.

                    "Total Obligations Cap" means, as of any date of determination, the lesser of: (a) an amount equal to Borrower's Collections with respect to Accounts for the immediately preceding 90 day period; and (b) an amount equal to 66.67% of the sum of (i) the least of the Maximum Revolving Amount, the Borrowing Base, and the Revolving Advance Cap, plus (ii) the net orderly liquidation value of Akashic's machinery and equipment located in the continental U.S., as determined from time to time by Dovetech, Inc. or another appraiser satisfactory to Foothill Group Agent, updated to exclude any sold assets.

                    "UCC" means the California Uniform Commercial Code, as in effect from time to time.

                    "Voidable Transfer" has the meaning set forth in Section
15.8.

                    "Worldwide Collateral" means the Collateral and the Guarantor Collateral.

                    "Year 2000 Compliant" means, with regard to any Person, that all software in goods produced or sold by, or utilized by and material to the business operations or financial condition of, such entity are able to interpret and manipulate data on and involving all calendar dates correctly and without causing any abnormal ending scenario, including in relation to dates in and after the Year 2000.

               1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower on a consolidated basis unless the context clearly requires otherwise.

               1.3 UCC. Any terms used in this Agreement that are defined in the UCC shall be construed and defined as set forth in the UCC unless otherwise defined herein.

               1.4 CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. An

Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by Foothill Group Agent. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. All references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending, or replacing the statute or regulation referred to. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable.

               1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

               1.6 OBLIGORS. By its execution and delivery of its Guaranty or any Guarantor Security Document, or any joinder thereto, any Obligor that is not a party to this Agreement nevertheless shall be deemed to have agreed to be bound by each provision herein relating to the Obligors or their assets with the same force and effect as though such Obligor were party to this Agreement, mutatis mutandis.

        2.     LOAN AND TERMS OF PAYMENT.

               2.1  REVOLVING ADVANCES.

                    (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender agrees to make advances ("Advances") to Borrower in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the least of (i) the Maximum Revolving Amount, (ii) the Borrowing Base, and (iii) the Revolving Advance Cap. For purposes of this Agreement, "Borrowing Base", as of any date of determination, shall mean the result of:

                        (y) the lesser of: (i) 80% of Eligible Accounts, less
               the amount, if any, of the Dilution Reserve; and (ii) an amount equal to Borrower's Collections with respect to Accounts for the immediately preceding 60 day period; minus

                        (z) the sum of (i) the aggregate amount of reserves, if
               any, established by Foothill Group Agent under Section 2.1(b), and (ii) the Cumulative Blockage.

                    (b) Anything to the contrary in Section 2.1(a) above notwithstanding, Foothill Group Agent may create reserves against the Borrowing Base or reduce its advance rates based upon Eligible Accounts without declaring an Event of Default if it determines, acting in good faith, that there has occurred a Material Adverse Change.

                    (c) Foothill Group Agent shall have no obligation to make Advances hereunder to the extent they would cause the outstanding Obligations (exclusive of any amount of the Revolving Loan Facility Fee that was not yet due and payable, and exclusive of payment in kind interest that is not currently due and payable) to exceed the lesser of (i) the Maximum Foothill Amount plus the Syndicated Amount, and (ii) the Total Obligations Cap. Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

                    (d) Procedure for Borrowing. Each Borrowing shall be made upon Borrower's irrevocable request therefor delivered to Foothill Group Agent (which notice must be received by Foothill Group Agent no later than 10:00 a.m. (California time) on the Business Day that is the requested Funding Date) specifying (i) the amount of the Borrowing; and (ii) the requested Funding Date, which shall be a Business Day.

                    (e) Foothill Group Agent's Election. Promptly after receipt of a request for a Borrowing pursuant to Section 2.1(d), Foothill Group Agent shall elect, in its discretion, (i) to have the terms of Section 2.1(f) apply to such requested Borrowing, or (ii) to request Foothill to make a Foothill Loan pursuant to the terms of Section 2.1(g) in the amount of the requested Borrowing; provided, however, that if Foothill declines in its sole discretion to make a Foothill Loan pursuant to Section 2.1(g), Foothill Group Agent shall elect to have the terms of Section 2.1(f) apply to such requested Borrowing.

                    (f) Making of Advances.

                        (i) In the event that Foothill Group Agent shall elect to have the terms of this Section 2.1(f) apply to a requested Borrowing as described in Section 2.1(e), then promptly after receipt of a request for a Borrowing pursuant to Section 2.1(d), Foothill Group Agent shall notify the Lenders, not later than 11:00 a.m. (California time) on the Business Day that is the requested Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Foothill Group Agent in immediately available funds, to such account of Foothill Group Agent as Foothill Group Agent may designate, not later than 12:00 p.m. (California time) on the Funding Date applicable thereto. After Foothill Group Agent's receipt of the proceeds of such Advances, upon satisfaction of the applicable conditions precedent set forth in Section 3 hereof, Foothill Group Agent shall make the proceeds of such Advances available to Borrower on the applicable Funding Date by transferring same day funds equal to the proceeds of such Advances received by Foothill Group Agent to Borrower's Designated Account; provided, however, that, subject to the provisions of Section 2.1(l), Foothill Group Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance if Foothill Group Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Availability of Borrower on such Funding Date.

                        (ii) Unless Foothill Group Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least 1 Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to Foothill Group Agent for the account of Borrower the amount of that Lender's Pro Rata Share of the Borrowing, Foothill Group Agent may assume that each Lender has made or will make such amount available to Foothill Group Agent in immediately available funds on the Funding Date and Foothill Group Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Foothill Group Agent in immediately available funds and Foothill Group Agent in such circumstances has made available to Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Foothill Group Agent, together with interest at the Defaulting Lenders Rate for each day during such period. A notice submitted by Foothill Group Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Foothill Group Agent shall constitute such Lender's Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Foothill Group Agent on the Business Day following the Funding Date, Foothill Group Agent will notify Borrower of such failure to fund and, upon demand by Foothill Group Agent, Borrower shall pay such amount to Foothill Group Agent for Foothill Group Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing. The failure of any Lender to make any Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on any Funding Date.

                        (iii) Foothill Group Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to Foothill Group Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by Foothill Group Agent. Foothill Group Agent may hold and, in its discretion, re-lend to Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero (-0-). This section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable or (y) the requisite non- Defaulting Lenders and Foothill Group Agent shall have waived such Lender's default in writing. The operation of this section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by Borrower of its duties and obligations hereunder.

                    (g) Making of Foothill Loans.

                        (i) In the event Foothill Group Agent shall elect, with the consent of Foothill as a Lender, to have the terms of this Section 2.1(g) apply to a requested Borrowing as described in Section 2.1(e), Foothill as a Lender shall make an Advance in the amount of such Borrowing (any such Advance made solely by Foothill as a Lender pursuant to this Section 2.1(g) being referred to as a "Foothill Loan" and such Advances being referred to collectively as "Foothill Loans") available to Borrower on the Funding Date applicable thereto by transferring same day funds to Borrower's Designated Account. Each Foothill Loan is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that all payments thereon shall be payable to Foothill as a Lender solely for its own account (and for the account of the holder of any participation interest with respect to such Advance). Subject to the provisions of Section 2.1(l), Foothill Group Agent shall not request Foothill as a Lender to make, and Foothill as a Lender shall not make, any Foothill Loan if Foothill Group Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (ii) the requested Borrowing would exceed the Availability of Borrower on such Funding Date. Foothill as a Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making, in its sole discretion, any Foothill Loan.

                        (ii) The Foothill Loans shall be secured by the Worldwide Collateral and shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Advances pursuant to Section 2.6 hereof.

                    (h) Foothill Group Agent Advances.

                        (i) Subject to the limitations set forth in the proviso contained in this Section 2.1(h), Foothill Group Agent hereby is authorized by Borrower and the Lenders, from time to time in Foothill Group Agent's sole discretion, (1) after the occurrence and during the continuance of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in Section 3 have not been satisfied, to make Advances to Borrower on behalf of the Lenders that Foothill Group Agent, in its reasonable business judgment, deems necessary or desirable (A) to preserve or protect the Worldwide Collateral, or any portion thereof, (B) to enhance the likelihood of repayment of the Obligations, or (C) to pay any other amount chargeable to Borrower pursuant to the terms of this Agreement, including Foothill Group Expenses and the costs, fees, and expenses described in Section 10 (any of the Advances described in this Section 2.1(h) being hereinafter referred to as "Foothill Group Agent Advances"); provided, that the Required Lenders may at any time revoke Foothill Group Agent's authorization contained in this Section 2.1(h) to make Foothill Group Agent Advances, any such revocation to be in writing and to become effective upon Foothill Group Agent's receipt thereof.

                        (ii) Foothill Group Agent Advances shall be repayable on demand and secured by the Worldwide Collateral, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to the Advances pursuant to Section 2.6 hereof.

                    (i) Settlement. It is agreed that the funded portion of the Advances of each Lender with a Commitment to make Advances is intended by such Lenders to equal, at all times, such Lender's Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Foothill Group Agent, Foothill, and such other Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances, the Foothill Loans, and the Foothill Group Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                        (i) Foothill Group Agent shall request settlement ("Settlement") with the Lenders with a Commitment to make Advances on a weekly basis, or on a more frequent basis if so determined by Foothill Group Agent, (1) on behalf of Foothill, with respect to each outstanding Foothill Loan, (2) for itself, with respect to each Foothill Group Agent Advance, and (3) with respect to Collections received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (California time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the "Settlement Date"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Foothill Loans, and Foothill Group Agent Advances for the period since the prior Settlement Date, the amount of repayments received in such period, and the amounts allocated to each Lender of the interest, fees, and other charges for such period. Subject to the terms and conditions contained herein (including Section 2.1(f)(iii)): (y) if any such Lender's balance of the Advances, Foothill Loans, and Foothill Group Agent Advances exceeds such Lender's Pro Rata Share of the Advances, Foothill Loans, and Foothill Group Agent Advances as of a

Settlement Date, then Foothill Group Agent shall by no later than 12:00 p.m (California time) on the Settlement Date transfer in immediately available funds to the account of such Lender as such Lender may designate, an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Foothill Loans, and Foothill Group Agent Advances; and (z) if any such Lender's balance of the Advances, Foothill Loans, and Foothill Group Agent Advances is less than such Lender's Pro Rata Share of the Advances, Foothill Loans, and Foothill Group Agent Advances as of a Settlement Date, such Lender shall no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to such account of Foothill Group Agent as Foothill Group Agent may designate, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Foothill Loans, and Foothill Group Agent Advances. Such amounts made available to Foothill Group Agent under clause
(z) of the immediately preceding sentence shall be applied against the amounts of the applicable Foothill Loan or Foothill Group Agent Advance and, together with the portion of such Foothill Loan or Foothill Group Agent Advance representing Foothill's Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to Foothill Group Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Foothill Group Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lenders Rate.

                        (ii) In determining whether any such Lender's balance of the Advances, Foothill Loans, and Foothill Group Agent Advances is less than, equal to, or greater than such Lender's Pro Rata Share of the Advances, Foothill Loans, and Foothill Group Agent Advances as of a Settlement Date, Foothill Group Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Foothill Group Agent or Foothill with respect to principal, interest, fees payable by Borrower and allocable to the Lenders hereunder, and proceeds of Worldwide Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Foothill Group Agent or Foothill to that Lender as part of such next Settlement.

                        (iii) Between Settlement Dates, Foothill Group Agent, to the extent no Foothill Group Agent Advances or Foothill Loans are outstanding, may pay over to Foothill any payments received by Foothill Group Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to Foothill's Pro Rata Share of the Advances. If, as of any Settlement Date, Collections received since the then immediately preceding Settlement Date have been applied to Foothill's Pro Rata Share of the Advances other than to Foothill Loans or Foothill Group Agent Advances, as provided for in the previous sentence, Foothill shall pay to Foothill Group Agent for the accounts of the Lenders with a Commitment to make Advances, and Foothill Group Agent shall pay to such Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each such Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, Foothill with respect to Foothill Loans, Foothill Group Agent with respect to Foothill Group Agent Advances, and each such Lender with respect to the Advances other than Foothill Loans and Foothill Group Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Foothill, Foothill Group Agent, or the Lenders, as applicable.

                    (j) Notation. Foothill Group Agent shall record on its books the principal amount of the Advances owing to each Lender with a Commitment to make Advances, including the Foothill Loans owing to Foothill, and Foothill Group Agent Advances owing to Foothill Group Agent, and the interests therein of each such Lender, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Advances in its books and records, including computer records, such books and records constituting rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

                    (k) Lenders' Failure to Perform. All Advances (other than Foothill Loans and Foothill Group Agent Advances) shall be made by the Lenders with a Commitment to make Advances simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no such Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advances hereunder, nor shall any Commitment of any such Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Advances hereunder, and (ii) no failure by any such Lender to perform its obligation to make any Advances hereunder shall excuse any other such Lender from its obligation to make any Advances hereunder.

                    (l) Optional Overadvances. Any contrary provision of this Agreement notwithstanding, if the conditions for borrowing under Section 3.2 cannot be fulfilled, the Lenders nonetheless hereby authorize Foothill Group Agent or Foothill, as applicable, and Foothill Group Agent or Foothill, as applicable, may, but is not obligated to, knowingly and intentionally continue to make Advances (including Foothill Loans) to Borrower such failure of condition notwithstanding, so long as, at any time, (i) the outstanding Revolving Facility Usage does not exceed the Borrowing Base by more than ten percent (10%) and (ii) the outstanding Revolving Facility Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Foothill Group Expenses) does not exceed the Maximum Revolving Amount. The foregoing provisions are for the sole and exclusive benefit of Foothill Group Agent, Foothill, and the Lenders with a Commitment to make Advances and are not intended to benefit Borrower in any way. The Advances and Foothill Loans, as applicable, that are made pursuant to this Section 2.1(l) shall be subject to the same terms and conditions as any other Advance or Foothill Loan, as applicable, except that the rate of interest applicable thereto shall be the rates set forth in Section 2.6(b) hereof without regard to the presence or absence of a Default or Event of Default; provided, that the Required Lenders may, at any time during the continuance of an Event of Default or if Borrower fails to satisfy any other material lending condition, revoke Foothill Group Agent's authorization contained in this Section 2.1(l) to make Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Foothill Group Expenses), any such revocation to be in writing and to become effective upon Foothill Group Agent's receipt thereof.

                    In the event Foothill Group Agent obtains actual knowledge that Revolving Facility Usage exceeds the amount permitted by the preceding paragraph, regardless of the amount of or reason for such excess, Foothill Group Agent shall notify the Lenders as soon as practicable (and prior to making any (or any further) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Foothill Group Expenses) unless Foothill Group Agent determines that prior notice would result in imminent harm to the Worldwide Collateral or its value), and the Lenders thereupon shall, together with Foothill Group Agent, jointly determine the terms of arrangements that shall be implemented with Borrower intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrower to an amount permitted by the preceding paragraph. In the event any Lender disagrees over the terms of reduction and/or repayment of any Overadvance, the terms of reduction and/or repayment thereof shall be implemented according to the determination of the Required Lenders.

                    Each Lender with a Commitment to make Advances shall be obligated to settle with Foothill Group Agent as provided in Section 2.1(i) for the amount of such Lender's Pro Rata Share of any unintentional Overadvances by Foothill Group Agent reported to such Lender, any intentional Overadvances made as permitted under this Section 2.1(l), and any Overadvances resulting from the charging to the Loan Account of interest, fees, or Foothill Group Expenses.

               2.2  BRIDGE TERM LOAN.

                    (a) Bridge Term Loan. Subject to the terms and conditions of this Agreement, each Lender agrees to make a one-time advance on the Bridge Term Loan Funding Date (which advance is referred to herein as the "Bridge Term Loan") to Borrower in an aggregate principal amount not to exceed such Lender's Pro Rata Share of the Maximum Bridge Term Loan Amount. If the Bridge Term Loan Funding Date is to be a date after the Closing Date, Borrower shall provide Foothill Group Agent at least five (5) Business Days advance prior notice of the proposed Bridge Term Loan Funding Date. The outstanding principal balance and all accrued and unpaid interest under the Bridge Term Loan shall be due and payable on the earlier of (i) May 29, 2000, or (ii) the termination of this Agreement, whether by its terms, by prepayment, by acceleration, or otherwise. So long as no Event of Default has occurred and is continuing at the time of the proposed prepayment thereof, the unpaid principal balance of the Bridge Term Loan may be prepaid, in whole or in part, at any time during the term of this Agreement upon 10 days prior written notice by Borrower to Foothill Group Agent, and such prepayment shall be without penalty or premium. All amounts outstanding under the Bridge Term Loan shall constitute Obligations. On each occasion that the Foothill Group Agent receives proceeds of Sales of Inventory or Fixed Assets in which the Foothill Group Agent has a first priority Lien pursuant to the Intercreditor Agreement (or proceeds of sales of Stock on account thereof), a mandatory prepayment of the Bridge Term Loan in the amount equal to the Related Bridge Term Loan Reduction Amount shall be due at the time such proceeds are received, to be applied as set forth in Section 2.4(b)(ii) as if Borrower specified in writing that such amount was to be applied to the repayment of the Bridge Term Loan.

                    (b) Making the Bridge Term Loan.

                        (i) Unless Foothill Group Agent receives notice from a Lender on or prior to the Bridge Term Loan Funding Date that such Lender will not make available as and when required hereunder to Foothill Group Agent for the account of Borrower the amount of that Lender's Pro Rata Share of the Borrowing, Foothill Group Agent may assume that each Lender has made or will make such amount available to Foothill Group Agent in immediately available funds on the Bridge Term Loan Funding Date and Foothill Group Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on the Bridge Term Loan Funding Date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Foothill Group Agent in immediately available funds and Foothill Group Agent in such circumstances has made available to Borrower such amount, that Lender shall on the Business Day following the Bridge Term Loan Funding Date make such amount available to Foothill Group Agent, together with interest at the Defaulting Lenders Rate for each day during such period. A notice submitted by Foothill Group Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Foothill Group Agent shall constitute such Lender's Bridge Term Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Foothill Group Agent on the Business Day following the Bridge Term Loan Funding Date, Foothill Group Agent will notify Borrower of such failure to fund and, upon demand by Foothill Group Agent, Borrower shall pay such amount to Foothill Group Agent for Foothill Group Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Bridge Term Loan. The failure of any Lender to make the Bridge Term Loan on the Bridge Term Loan Funding Date shall not relieve any other Lender of any obligation hereunder to make the Bridge Term Loan on the Bridge Term Loan Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Bridge Term Loan to be made by such other Lender on the Bridge Term Loan Funding Date.

                        (ii) Foothill Group Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to Foothill Group Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by Foothill Group Agent. Foothill Group Agent may hold and, in its discretion, re-lend to Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender (except that payments with respect to the Bridge Term Loan shall not be re-lent). Solely for the purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero (-0-). This section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable or (y) the requisite non- Defaulting Lenders, Foothill Group Agent, and Borrower shall have waived such Lender's default in writing. The operation of this section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by Borrower of its duties and obligations hereunder.

                    (c) Lenders' Failure to Perform. The Bridge Term Loan shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make the Bridge Term Loan hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make the Bridge Term Loan hereunder, and (ii) no failure by any Lender to perform its obligation to make the Bridge Term Loan hereunder shall excuse any other Lender from its obligation to make the Bridge Term Loan hereunder.

               2.3  [INTENTIONALLY OMITTED].

               2.4  PAYMENTS.

                    (a) Payments by Borrower.

                        (i) All payments to be made by Borrower shall be made without set-off, recoupment, deduction, or counterclaim, except as otherwise required by law. Except as otherwise expressly provided herein, all payments by Borrower shall be made to Foothill Group Agent for the account of the Lenders at Foothill Group Agent's address set forth in Section 12, and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Foothill Group Agent later than 11:00 a.m. (California time), at the option of Foothill Group Agent, shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                        (ii) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                        (iii) Unless Foothill Group Agent receives notice from Borrower prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, Foothill Group Agent may assume that Borrower has made such payment in full to Foothill Group Agent on such date in immediately available funds and Foothill Group Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower has not made such payment in full to Foothill Group Agent, each Lender shall repay to Foothill Group Agent on demand such amount distributed to such Lender, together with interest thereon at the Reference Rate for each day from the date such amount is distributed to such Lender until the date repaid.

                    (b) Apportionment, Application, and Reversal of Payments.

                        (i) All Collections (including all proceeds of Accounts or other Worldwide Collateral received by Foothill Group Agent) shall be applied:

        first, to pay any fees or other Foothill Group Expenses then due to Foothill Group Agent from Borrower until paid in full;

        second, to pay any fees or other Foothill Group Expenses then due to the Lenders from Borrower;

        third, to pay interest due in respect of all Foothill Loans and Foothill Group Agent Advances until paid in full;

        fourth, to pay interest due in respect of all other Advances until paid in full;

        fifth, so long as no Event of Default has occurred and is continuing or, if an Event of Default has occurred and is continuing, and Foothill Group Agent agrees in Foothill Group Agent's sole discretion, to pay interest due in respect of the Bridge Term Loan until paid in full (if an Event of Default has occurred and is continuing and Foothill Group Agent has not so agreed, the priority of such amounts is deferred to item "eighth");

        sixth, to pay or prepay principal of Foothill Loans and Foothill Group Agent Advances until paid in full;

        seventh, to pay principal of the Advances (other than Foothill Loans and Foothill Group Agent Advances) until paid in full;

        eighth, upon the occurrence and during the continuation of an Event of Default, to pay interest due in respect of the Bridge Term Loan until paid in full;

        ninth, when due and payable, to pay in cash the Bridge Term Loan until paid in full.

                        (ii) In each instance so long as no Event of Default has occurred and is continuing, Section 2.4(b)(i) shall not be deemed to apply to any payment by Borrower specified by Borrower to Foothill Group Agent to be for the payment of Bridge Term Loan Obligations when due and payable under any provision of this Agreement or the prepayment of all or part of the principal of the Bridge Term Loan pursuant to Section 2.2(a).

                        (iii) For purposes of the foregoing, "payment in full" with respect to interest shall include interest accrued after the commencement of any Insolvency Proceeding irrespective of whether a claim for such interest is allowable in such Insolvency Proceeding.

               2.5 OVERADVANCES. If, at any time or for any reason, the amount of Obligations pursuant to Sections 2.1 and 2.2 is greater than either the Dollar or percentage limitations set forth in Sections 2.1 or 2.2 (an "Overadvance"), Borrower immediately shall pay to Foothill Group Agent, in cash, the amount of such excess, which amount shall be used by Foothill Group Agent to reduce the Obligations in accordance with the priorities set forth in Section 2.4(b).

               2.6  INTEREST:  RATES, PAYMENTS, AND CALCULATIONS.

                    (a) Interest Rate. All Obligations owed in connection with the Revolving Advances shall bear interest at a per annum rate of 1 percentage point above the Reference Rate. All Bridge Term Loan Obligations shall bear interest at a per annum rate of fourteen and one-half percent (14.50%), of which ten percent (10%) per annum shall be payable in cash and four and one-half percent (4.50%) per annum shall be payable "in kind" and therewith added to the then-outstanding principal balance of the Bridge Term Loan.

                    (b) [intentionally omitted].

                    (c) Default Rate. Upon the occurrence and during the continuation of an Event of Default, all Obligations shall bear interest at a per annum rate equal to 4 percentage points above the rate that otherwise would be applicable hereunder.

                    (d) Minimum Interest. In no event shall the rate of interest chargeable hereunder for any day be less than 7% per annum. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

                    (e) Payments. Interest fees payable hereunder shall be due and payable, in arrears, on the first day of each month during the term hereof. Borrower hereby authorizes Foothill, at its option, without prior notice to Borrower, to charge such interest, all Foothill Expenses (as and when incurred), the fees and charges provided for in Section 2.11 (as and when payable), and all other payments due under the Loan Documents to Borrower's Loan Account, which amounts thereafter shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable to Advances hereunder.

                    (f) Computation. The Reference Rate as of the date of this Agreement is 8.5% per annum. In the event the Reference Rate is changed from time to time hereafter, the applicable rate of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to such change in the Reference Rate. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

                    (g) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and Foothill, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

               2.7 COLLECTION OF ACCOUNTS. (a) Borrower shall at all times maintain lockboxes (the "Lockboxes") and, immediately after the Closing Date, shall instruct all Account Debtors with respect to the Accounts, General Intangibles, and Negotiable Collateral of Borrower to remit all Collections in respect thereof to such Lockboxes. Borrower, Foothill, and the Lockbox Banks shall enter into the Lockbox Agreements, which among other things shall provide for the opening of a Lockbox Account for the deposit of Collections at a Lockbox Bank. Borrower agrees that all Collections and other amounts received by Borrower from any Account Debtor or any other source immediately upon receipt shall be deposited into a Lockbox Account. No Lockbox Agreement or arrangement contemplated thereby shall be modified by Borrower without the prior written consent of Foothill Group Agent. Upon the terms and subject to the conditions set forth in the Lockbox Agreements, all amounts received in each Lockbox Account shall be wired each Business Day into an account (the "Foothill Group Agent Account") maintained by Foothill Group Agent at a depositary selected by Foothill Group Agent.

               (b) Borrower shall, immediately after the Closing Date, cause each of the Guarantors to instruct all of their account debtors with respect to their Accounts to remit all Collections in respect thereof to the Lockboxes.

               2.8 CREDITING PAYMENTS; APPLICATION OF COLLECTIONS. The receipt of any Collections by Foothill Group Agent (whether from transfers to Foothill Group Agent by the Lockbox Banks pursuant to the Lockbox Agreements or otherwise) immediately shall be applied provisionally to reduce the Obligations outstanding under Section 2.1, but shall not be considered a payment on account unless such Collection item is a wire transfer of immediately available federal funds and is made to the Foothill Group Agent Account or unless and until such Collection item is honored when presented for payment. From and after the Closing Date, Foothill Group Agent shall be entitled to charge Borrower for 1 Business Day of `clearance' or `float' at the rate set forth in Section 2.6(a) or Section 2.6(c), as applicable, on all Collections that are received by Foothill (regardless of whether forwarded by the Lockbox Banks to Foothill, whether provisionally applied to reduce the Obligations under Section 2.1, or otherwise). This across-the-board 1 Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of the Foothill Group's financing of Borrower, and shall apply irrespective of the characterization of whether receipts are owned by Borrower or Foothill Group Agent, and whether or not there are any outstanding Advances, the effect of such clearance or float charge being the equivalent of charging 1 Business Day of interest on such Collections. Should any Collection item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Anything to the contrary contained herein notwithstanding, any Collection item shall be deemed received by Foothill Group Agent only if it is received into the Agent Account on a Business Day on or before 11:00 a.m. California time. If any Collection item is received into the Foothill Group Agent Account on a non-Business Day or after 11:00 a.m. California time on a Business Day, it shall be deemed to have been received by Foothill as of the opening of business on the immediately following Business Day.

               2.9 DESIGNATED ACCOUNT. Foothill is authorized to make the Advances and the Bridge Term Loan under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.6(e). Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances and the Bridge Term Loan requested by Borrower and made by Foothill Group Agent hereunder. Unless otherwise agreed by Foothill Group Agent and Borrower, any Advance or the Bridge Term Loan requested by Borrower and made hereunder shall be made to the Designated Account.

               2.10 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Foothill Group Agent shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with all Advances Loans and the Bridge Term Loan made by Foothill Group Agent or the Lenders to Borrower or for Borrower's account, including, accrued interest, Foothill Group Expenses, and any other payment Obligations of Borrower. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Foothill Group Agent from Borrower or for Borrower's account, including all amounts received in the Foothill Account from any Lockbox Bank. Foothill shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Foothill Group Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and the Foothill Group unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Foothill Group Agent written objection thereto describing the error or errors contained in any such statements.

               2.11 FEES. Borrower shall pay to Foothill Group Agent for the ratable benefit of the Foothill Group (except as otherwise indicated or as otherwise agreed among the Lenders) the following fees:

                    (a) Origination Fee. An origination fee of $460,000, earned in full and non-refundable on the Closing Date,

                    (b) [Intentionally omitted].

                    (c) Facility Fees.

                        (i) Revolving Loan Facility Fee. On the Closing Date, a facility fee (the "Revolving Loan Facility Fee") of $300,000 which fee would be earned in full and would constitute an Obligation as of the Closing Date, but which would be payable in equal monthly installments of $12,500 per month which installments would be payable on the first day of each month; provided, however, that the entire unpaid balance of the Facility Fee would be due and payable in full on the earlier of the date on which the other Obligations are prepaid in full or are due in full, whether at maturity or as a result of acceleration; provided further, however, that, until a portion of the Facility Fee is due and payable, it shall not accrue interest hereunder and shall not reduce Availability; and

                        (ii) Bridge Term Loan Facility Fee. Commencing on the date that is three months after the Bridge Term Loan Funding Date and continuing thereafter on the first day of every third month until the Bridge Term Loan is paid in full, a facility fee (the "Bridge Term Loan Facility Fee") payable in the following amounts:

                      # Months After        % of Initial Bridge
                         Closing              Term Loan Amount
                      --------------        -------------------
                             3                      0.25%
                             6                      0.50%
                             9                      0.75%
                            12                      1.00%
                            15                      1.25%
                            18                      1.50%
                            21                      1.75%
                            24                      2.00%

                        (d) Financial Examination, Documentation, and Appraisal Fees. For the sole and separate account of Foothill Group Agent: (i) Foothill Group Agent's customary fee of $650 per day per examiner; plus (ii) Foothill Group Agent's out-of-pocket expenses for each financial analysis and examination (i.e., audits) of Borrower performed by personnel employed by Foothill Group Agent; plus (iii) Foothill Group Agent's customary appraisal fee of $1,500 per day per appraiser; plus (iv) Foothill Group Agent's out-of-pocket expenses for each appraisal of the Worldwide Collateral performed by personnel employed by Foothill Group Agent and, the actual charges paid or incurred by Foothill Group Agent if it elects to employ the services of one or more third Persons to perform such financial analyses and examinations (i.e., audits) of Borrower or to appraise the Worldwide Collateral.

               3.   CONDITIONS; TERM OF AGREEMENT.

                    3.1 CONDITIONS PRECEDENT TO THE INITIAL ADVANCE AND BRIDGE TERM LOAN. The obligation of the Foothill Group (or any member thereof) to make the initial Advance and the Bridge Term Loan, is subject to the fulfillment, to the satisfaction of Foothill Group Agent and its counsel, of each of the following conditions on or before the Closing Date:

                        (a) the Closing Date shall occur on or before May 31, 1998;

                        (b) Foothill Group Agent shall have received all financing statements and fixture filings required by Foothill Group Agent, duly executed by the

Obligors, Foothill Group Agent shall have received searches reflecting the filing of all such financing statements and fixture filings, Foothill Group Agent shall have had an opportunity to reconcile the searches with the Permitted Liens provided for herein and with the information in the Foothill Group Agent's possession concerning the Fixed Assets and known Liens thereon, and Foothill Group Agent shall have received any releases or terminations of Liens necessary to ensure that no Liens exist on the Closing Date other than Permitted Liens;

                        (c) Foothill Group Agent shall have received each of the following documents, in form and substance satisfactory to Foothill Group Agent, duly executed, and each such document shall be in full force and effect:

                            i.    the Borrower Supplemental Security Documents;

                            ii.   the Lockbox Agreements;

                            iii.  the Disbursement Letter;

                            iv.   the Suretyship Agreement;

                            v.    the Guarantees;

                            vi.   the Guarantor Security Documents;

                            vii.  the Seagate Non-Offset Agreement;

                            viii. an Assignment and Acceptance, in form and substance and with an Assignee satisfactory to Foothill Group Agent, relative to the Bridge Term Loan; and

                            ix.   the Intercreditor Agreement;

                        (d) Foothill Group Agent shall have received a certificate from the Secretary or Assistant Secretary of each Obligor attesting to the resolutions of such Obligor's Board of Directors authorizing its execution, delivery, and performance of the Loan Documents to which such Obligor is a party and authorizing specific officers of such Obligor to execute the same;

                        (e) Foothill Group Agent shall have received copies of each Obligor's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary or Assistant Secretary of the applicable Obligor;

                        (f) Foothill Group Agent shall have received a certificate of status with respect to each Obligor, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of each applicable Obligor, which certificate shall indicate that such Obligor is in good standing in such jurisdiction;

                        (g) Foothill Group Agent shall have received certificates of status with respect to each Obligor, each dated within 15 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that each Obligor is in good standing in such jurisdictions;

                        (h) Foothill Group Agent shall have received a copy of the fully executed and delivered Seagate Settlement Documents and satisfactory evidence that the transactions contemplated thereby are being consummated prior to or concurrently with the initial extension of credit hereunder;

                        (i) Foothill Group Agent shall have received satisfactory evidence that not less than $16,000,000 in the aggregate of new Subordinated Indebtedness and/or Equity Contributions have been received by Borrower (including the Seagate Subordinated Indebtedness) immediately prior to or concurrently with the initial extension of credit hereunder;

                        (j) Foothill Group Agent shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.10, the form and substance of which shall be satisfactory to Foothill Group Agent and its counsel;

                        (k) Foothill Group Agent shall have received such Collateral Access Agreements from lessors, warehousemen, bailees, and other third persons as Foothill Group Agent may require;

                        (l) Foothill Group Agent shall have received opinions of the Obligors' counsel in form and substance satisfactory to Foothill Group Agent in its sole discretion;

                        (m) Foothill Group Agent shall have received a copy of the fully executed and delivered Bank Group Agreement and related Bank Group Financing Documents providing for, among other things, a release or waiver by the Bank Group (or the equivalent) of any Bank Group Events of Default that occurred prior to the Closing Date, and a resetting of various covenants, warranties, and other terms and provisions of the Bank Group Agreement and related Bank Group Financing Documents, and such Bank Group Agreement and related Bank Group Financing Documents shall be in form and substance satisfactory to Foothill and Borrower;

                        (n) Foothill Group Agent shall have received the results of reference checks on key management personnel of Borrower, which results shall be satisfactory to Foothill in its sole discretion;

                        (o) Foothill Group Agent shall have completed audits and "field surveys" in respect of the Obligors' properties and assets and the results of them shall be satisfactory to Foothill;

                        (p) Foothill Group Agent shall have determined to its satisfaction that immediately after giving effect to the making of the initial Advances contemplated hereby (including those referenced in Section 7.17), and paid all closing costs, fees, and expenses incurred in connection with the transactions contemplated hereby (including any costs, fees, and expenses in connection with related Equity Contributions or issuances of Subordinated Indebtedness, or in connection with the restructuring of the Bank Group Financing Documents), the sum of Borrower's Availability plus its unrestricted cash and cash equivalents (after reserving for any increase in the trade payables of Borrower since the date of completion of the most recent field survey of Borrower completed by Foothill Group Agent) is not less than $15,000,000;

                        (q) Foothill Group Agent shall have received satisfactory evidence that all tax returns required to be filed by Borrower have been timely filed and all taxes upon Borrower or its properties, assets, income, and franchises (including real property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

                        (r) prior to or concurrent with the funding of any Advance under Section 2.1, the Bridge Term Loan shall have been fully funded;

                        (s) all original certificates evidencing any Stock pledged under the Loan Documents to the Foothill Group Agent, together with related signed, undated, blank stock powers, shall have been delivered to Foothill Group Agent, or to Bank Group Agent as bailee of Foothill Group Agent, in accordance with the requirements of the Intercreditor Agreement;

                        (t) except to the extent, if any, that the receipt of same may be deferred by the Foothill Group to a post-closing condition subsequent, Foothill Group Agent shall have received any executed and delivered Control Agreements from any brokers or securities intermediaries with which Borrower maintains any securities accounts in compliance with Sections 4.1 and
4.7 hereof; and

                        (u) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Foothill and its counsel.

Execution and delivery to Foothill Group Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that (i) all conditions precedent in this Section 3.1 have been fulfilled to the satisfaction of such Lender and (ii) the decision of such Lender to execute and deliver to Foothill Group Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on Foothill Group Agent or any other Lender as to the satisfaction of any condition precedent set forth in this
Section 3.1.

                    3.2 CONDITIONS PRECEDENT TO ALL ADVANCES. The following shall be conditions precedent to all Advances hereunder:

                        (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

                        (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof; and

                        (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any governmental authority against Borrower, Foothill Group Agent, the Foothill Group, or any of their Affiliates.

The foregoing conditions precedent are not conditions to each Lender participating in or reimbursing Foothill or Foothill Group Agent for such Lenders' Pro Rata Share of any Foothill Loan or Foothill Group Agent Advance as provided herein.

                    3.3 CONDITION SUBSEQUENT. As a condition subsequent to initial closing hereunder, Borrower shall perform or cause to be performed the following (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

                        (a) within 30 days of the Closing Date, deliver to Foothill Group Agent the certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.10, the form and substance of which shall be satisfactory to Foothill Group Agent and its counsel.

                    3.4 TERM; AUTOMATIC RENEWAL. This Agreement shall become effective upon the execution and delivery hereof by Borrower and the Foothill Group and shall continue in full force and effect for a term ending on the date (the "Renewal Date") that is two years from the Closing Date and automatically shall be renewed for successive one year periods thereafter, unless sooner terminated pursuant to the terms hereof. Either party may terminate this Agreement effective on the Renewal Date or on any one year anniversary of the Renewal Date by giving the other party at least 90 days prior written notice. The foregoing notwithstanding, the Foothill Group shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

                    3.5 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of Borrower's duties, Obligations, or covenants hereunder or under the other Loan Documents, and Foothill Group Agent's continuing security interests in the Worldwide Collateral, for the benefit of the Foothill Group, shall remain in effect until all Obligations have been fully and finally discharged and the Foothill Group's obligations to provide additional credit hereunder have been terminated.

                    3.6 EARLY TERMINATION BY BORROWER. Borrower has the option, at any time upon 90 days prior written notice to Foothill Group Agent, to terminate this Agreement by paying to Foothill Group Agent, for the ratable benefit of the Lender Group, in cash, the Obligations, in full, together with a premium (the "Early Termination Premium") equal to the greater of (a) the total interest for the immediately preceding 3 months, and (b) $400,000. The Early Termination Fee shall be solely for the benefit of the Lenders holding the Other Obligations. The Early Termination Premium does not apply to any prepayment of the Bridge Term Loan so long as this Agreement remains in effect and the revolving facility provided for in Section 2.1 hereof remains in place.

                    3.7 TERMINATION UPON EVENT OF DEFAULT. If the Foothill Group terminates this Agreement upon the occurrence of an Event of Default, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of the Foothill Group's lost profits as a result thereof, Borrower shall pay to Foothill Group Agent, for the ratable benefit of the Foothill Group, upon the effective date of such termination, a premium in an amount equal to the Early Termination Premium. The Early Termination Premium shall be presumed to be the amount of damages sustained by the Foothill Group as the result of the early termination and Borrower agrees that it is reasonable under the circumstances currently existing. The Early Termination Premium provided for in this Section
3.7 shall be deemed included in the Obligations.

               4.   CREATION OF SECURITY INTEREST.

                    4.1 GRANT OF SECURITY INTEREST. (a) Each Borrower hereby grants to Foothill Group Agent, for the benefit of the Foothill Group, continuing Liens on and security interests in all right, title, and interest of Borrower in and to all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations (other than the Bridge Term Loan) and in order to secure prompt performance by Borrower of each of Borrower's covenants and duties with respect to the Obligations other than the Bridge Term Loan, under the Loan Documents (the "Foothill Group Agent's Liens"). Foothill Group Agent's Liens in and to the Collateral shall attach to all Collateral without further act on the part of the Foothill Group or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for the sale of Inventory to buyers, the license of General Intangibles to licensees, the use by Borrower of Collateral constituting cash or cash equivalents in compliance with the Loan Documents, or the making of Permitted Investments, in each case, in the ordinary course of business, and except for the making of dispositions permitted by Section 7.4(b), and the making of Stock Sales to the extent expressly permitted by and subject to the terms and provisions of the Intercreditor Agreement, including, without limitation, Section 17(c) thereof, Borrower has no authority, express or implied, to dispose of any item or portion of the Collateral. Subject to Section 2.4(b), the secured claims of the Foothill Group with respect to the Obligations other than the Bridge Term Loan, secured by the Collateral shall be of equal priority, and ratable according to the respective Obligations (other than the Bridge Term Loan) due each member of the Foothill Group.

                        (b) Borrower hereby grants to Foothill Group Agent, for the benefit of the Foothill Group, continuing Liens on and security interests in all right, title, and interest of Borrower in and to all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of the Bridge Term Loan and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents with respect to the Bridge Term Loan (the "Foothill Group Agent's Bridge Term Loan Liens"). Foothill Group Agent's Bridge Term Loan Liens in and to the Collateral shall attach to all Collateral without further act on the part of the Foothill Group or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for the sale of Inventory to buyers, the license of General Intangibles to licensees, the use by Borrower of Collateral constituting cash or cash equivalents in compliance with the Loan Documents, or the making of Permitted Investments, in each case, in the ordinary course of business, and except for the making of dispositions permitted by Section 7.4(b), and the making of Stock Sales to the extent expressly permitted by and subject to the terms and provisions of the Intercreditor Agreement, including, without limitation, Section 17(c) thereof, Borrower has no authority, express or implied, to dispose of any item or portion of the Collateral. Subject to Section 2.4(b), the secured claims of the Foothill Group with respect to the Bridge Term Loan, secured by the Collateral shall be of equal priority, and ratable according to the respective Bridge Term Loan due each member of the Foothill Group.

                    4.2 NEGOTIABLE COLLATERAL. In the event that any Worldwide Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, immediately upon the request of Foothill Group Agent, Borrower shall, and shall cause each Guarantor to, endorse and deliver physical possession of such Negotiable Collateral to Foothill.

                    4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL. Borrower agrees, and shall cause each Guarantor to agree, that, after the occurrence and during the continuance of a Default or an Event of Default, or if the Foothill Group deems itself insecure, Foothill Group Agent or Foothill Group Agent's designee may (a) notify customers or Account Debtors of the Obligors that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Foothill Group Agent for the benefit of the Foothill Group, or that Foothill Group Agent, for the benefit of the Foothill Group, has a security interest therein, and (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to the Loan Account. Borrower shall, and shall cause each Guarantor to, agree that they will hold in trust for the Foothill Group, as the Foothill Group's trustee, any Collections that they receive and immediately will deliver said Collections to Foothill Group Agent in their original form as received by such Obligor.

                    4.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. At any time upon the request of Foothill Group Agent, Borrower shall, and shall cause each Guarantor to, execute and deliver to Foothill Group Agent all financing statements, continuation financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Foothill Group Agent reasonably may request, in form satisfactory to Foothill Group Agent, to perfect and continue perfected the Foothill Group Agent's Liens and the Foothill Group Agent's Bridge Term Loan Liens on the Worldwide Collateral (whether now owned or hereafter arising or acquired), and in order to consummate fully all of the transactions contemplated hereby and under the other the Loan Documents. Without limiting the foregoing, Borrower agrees to, and shall cause each Guarantor to, execute and deliver any Control Agreements, security agreements, financing statements, or other documents reasonably required by Foothill Group Agent to create, perfect, or maintain the perfection or priority of, Foothill Group Agent's Liens on the Obligors' Securities Accounts and related Investment Property. If at any time the Borrowing Base is a negative number as the result of the Cumulative Blockage, Foothill Group Agent may require Borrower to pledge to Foothill Group Agent cash collateral in an amount equal to the absolute value of such negative number.

                    4.5 POWER OF ATTORNEY. Borrower hereby irrevocably makes, constitutes, and appoints, and shall cause each Guarantor to irrevocably make, constitute, and appoint, Foothill Group Agent (and any of Foothill's officers, employees, or agents designated by Foothill Group Agent) as Obligor's true and lawful attorney, with power to (a) if such Obligor refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of such Obligor on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing or Foothill Group Agent deems itself insecure, sign such Obligor's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse such Obligor's name on any Collection item that may come into the Foothill Group's possession, (e) at any time that an Event of Default has occurred and is continuing or the Foothill Group deems itself insecure, notify the post office authorities to change the address for delivery of such Obligor's mail to an address designated by Foothill Group Agent, to receive and open all mail addressed to such Obligor, and to retain all mail relating to the Collateral and forward all other mail to such Obligor, (f) at any time that an Event of Default has occurred and is continuing or Foothill Group Agent deems itself insecure, make, settle, and adjust all claims under such Obligor's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (g) at any time that an Event of Default has occurred and is continuing or Foothill Group Agent deems itself insecure, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms that Foothill Group Agent determines to be reasonable, and Foothill Group Agent may cause to be executed and delivered any documents and releases that Foothill determines to be necessary. Borrower agrees, and shall cause each Guarantor to agree, that the appointment of Foothill Group Agent's attorney, and each and every one of Foothill Group Agent's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Foothill Group's obligations to extend credit hereunder are terminated.

                    4.6 Right to Inspect. Borrower hereby agrees, and shall cause each Guarantor to agree, that Foothill Group Agent (through any of its officers, employees, or agents) shall have the right, from time to time hereafter to inspect the Books of the Obligors and to check, test, and appraise the Worldwide Collateral in order to verify the Obligors' financial condition or the amount, quality, value, condition of, or any other matter relating to, the Worldwide Collateral. Without limitation of the generality of the foregoing, Foothill Group Agent shall have the right to obtain semi-annual appraisals of the Fixed Assets, the first of which shall be completed no later than the end of October, 1998.

                    4.7 CONTROL AGREEMENTS. Borrower agrees to, and shall cause each Guarantor to, not transfer assets out of any Securities Accounts other than as permitted under Section 7.22 and, if to another securities intermediary, unless each of the applicable Obligors, Foothill Group Agent, and the substitute securities intermediary have entered into a Control Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other Investment Property shall be modified by any Obligor without the prior written consent of Foothill Group

Agent. Upon the occurrence and during the continuance of an Event of Default or if Foothill Group Agent deems the Foothill Group insecure, Foothill Group Agent may notify any securities intermediary to liquidate or transfer the applicable Securities Account or any Investment Property maintained or held thereby and remit the proceeds thereof to the Foothill Group Agent Account.

               5.   REPRESENTATIONS AND WARRANTIES.

                    In order to induce the Foothill Group to enter into this Agreement, Borrower makes the following representations and warranties to the Foothill Group which shall be true, correct, and complete in all respects as of the date hereof, and shall be true, correct, and complete in all respects as of the Closing Date, and at and as of the date of the making of each Advance made thereafter, as though made on and as of the date of such Advance (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

                    5.1 NO ENCUMBRANCES. Borrower has good and indefeasible title to the Collateral, free and clear of Liens except for Permitted Liens. Each Guarantor has good and indefeasible title to the Guarantor Collateral pledged or hypothecated by it, free and clear of Liens except for Permitted Liens.

                    5.2 ELIGIBLE ACCOUNTS. The Eligible Accounts are bona fide existing obligations created by the sale, license, or lease and delivery of Inventory or the rendition of services to Account Debtors in the ordinary course of the applicable Obligors' business, unconditionally owed to such Obligor without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. The property giving rise to such Eligible Accounts has been delivered to the Account Debtor, or to the Account Debtor's agent for immediate shipment to and unconditional acceptance by the Account Debtor. No Obligor has received any notice of actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of any Account Debtor regarding any Eligible Account.

                    5.3 [INTENTIONALLY OMITTED].

                    5.4 EQUIPMENT. Except for Nextar thickness sorters whose suitability is in dispute, all of the Equipment is used or held for use in Borrower's business and is fit for such purposes. Akashic does not own more than a de minimis amount of Fixed Assets that are Foreign Collateral.

                    5.5 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party (without Agent's prior written consent) and are located only at the locations identified on
Schedule 6.12 or otherwise permitted by Section 6.12.

                    5.6 INVENTORY RECORDS. Borrower keeps correct and accurate records itemizing and describing the kind, type, quality, and quantity of the Inventory, and Borrower's cost therefor.

                    5.7 LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN. The chief executive office of each Borrower is located at the address indicated in the preamble to this Agreement. StorMedia's FEIN is 77-0373062. Akashic's FEIN is 77-0438632.

                    5.8 DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

                        (a) Each Obligor is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to constitute a Material Adverse Change.

                        (b) Set forth on Schedule 5.8, is a complete and accurate list of Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their incorporation; (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower. All of the outstanding Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

                        (c) Except as set forth on Schedule 5.8, no Stock (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for Stock) of any direct or indirect Subsidiary of Borrower is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

                        (d) StorMedia Foreign Sales is merely a inactive holding company for certain Subsidiaries of StorMedia and has no operations of its own nor any significant assets except for cash of not more than $500,000 and the Stock of certain Subsidiaries of StorMedia.

                    5.9 DUE AUTHORIZATION; NO CONFLICT.

                        (a) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary corporate action.

                        (b) The execution, delivery, and performance by each Guarantor of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action.

                        (c) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation (including Regulations T, U, and X of the Federal Reserve Board) applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of Borrower, except for ones that have been obtained.

                        (d) The execution, delivery, and performance by each Guarantor of the Loan Documents to which it is a party do not and will not (i) violate any provision of the laws and regulations applicable to such Guarantor, the Governing Documents of such Guarantor, or any order, judgment, or decree of any court or other Governmental Authority binding on such Guarantor, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of such Guarantor, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Guarantor, other than Permitted Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of such Guarantor, except for ones that have been obtained.

                        (e) Other than the filing of appropriate financing statements, the execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

                        (f) Other than the filing of appropriate financing statements and the applicable Guarantor Security Documents, the execution, delivery, and performance by any Guarantor of the Loan Documents to which such Guarantor is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

                        (g) This Agreement and the Loan Documents to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                        (h) As to each Guarantor, the Loan Documents to which such Guarantor is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Guarantor will be the legally valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                        (i) The Liens granted by Borrower to Foothill in and to its properties and assets pursuant to this Agreement and the other Loan Documents are validly created, perfected, and (subject to the Intercreditor Agreement) first priority Liens, subject only to Permitted Liens.

                        (j) The Foothill Group Agent's Liens and the Foothill Group Agent's Bridge Term Loan Liens granted by Borrower to Foothill Group Agent, for the benefit of the Foothill Group, in and to its properties and assets pursuant to this Agreement and the other Loan Documents are validly created, perfected, and (subject to the Intercreditor Agreement) first priority Liens, subject only to Permitted Liens.

                        (k) As to each Guarantor, the Liens granted by such Guarantor to Foothill Group Agent, for the benefit of Foothill Group in and to its properties and assets pursuant to the Loan Documents to which it is a party are validly created, perfected, and (subject to the Intercreditor Agreement) first priority Liens, subject only to Permitted Liens.

                   5.10 LITIGATION. There are no actions or proceedings pending by or against any Obligor before any court or administrative agency and no Obligor has any knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving any Obligor, except for: (a) ongoing collection matters in which an Obligor is the plaintiff; (b) matters disclosed on Schedule 5.10; and (c) matters arising after the date hereof that, if decided adversely to any Obligor, reasonably could not be expected to result in a Material Adverse Change.

                    5.11 NO MATERIAL ADVERSE CHANGE. All financial statements relating to the Obligors that have been delivered by Borrower to the Foothill Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present the Obligors' financial condition as of the date thereof and the Obligors' results of operations for the period then ended. There has not been a Material Adverse Change with respect to the Obligors since the date of the latest financial statements submitted to the Foothill Group on or before the Closing Date.

                    5.12 SOLVENCY.
                         (a) Borrower is Solvent. No transfer of property is
being made by Borrower and no obligation is being incurred by Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower.

                         (b) Each Guarantor is Solvent. No transfer of property
is being made by such Guarantor and no obligation is being incurred by such Guarantor in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Guarantor.

                    5.13 EMPLOYEE BENEFITS. None of Borrower, any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan, other than those listed on Schedule 5.13. Borrower, each of its Subsidiaries and each ERISA Affiliate have satisfied the minimum funding standards of ERISA and the IRC with respect to each Benefit Plan to which it is obligated to contribute. No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Change. None of Borrower or its Subsidiaries, any ERISA Affiliate, or any fiduciary of any Plan is subject to any direct or indirect liability with respect to any Plan under any applicable law, treaty, rule, regulation, or agreement. None of Borrower or its Subsidiaries or any ERISA Affiliate is required to provide security to any Plan under Section 401(a)(29) of the IRC.

                    5.14 ENVIRONMENTAL CONDITION. Except as disclosed on
Schedule 5.14, none of Borrower's properties or assets has ever been used by Borrower or, to the best of Borrower's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials. Except as disclosed on Schedule 5.14, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute. No Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by Borrower. Except as disclosed on Schedule 5.14, Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower resulting in the releasing or disposing of Hazardous Materials into the environment.

                    5.15 BROKERAGE FEES. No brokerage commission or finders fees has or shall be incurred or payable in connection with or as a result of Borrower's obtaining financing from the Foothill Group under this Agreement, and Borrower has not utilized the services of any broker or finder in connection with Borrower's obtaining financing from the Foothill Group under this Agreement.

                    5.16 INTELLECTUAL PROPERTY. Each Obligor owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, source code, mask-works, trade secrets and know-how (collectively, the "Intellectual Property") that are necessary for the operation of the Obligors' business as currently conducted. Except as disclosed on
Schedule 5.16, no claim is pending or threatened in writing to the effect that an Obligor infringes upon, or conflicts with, the asserted rights of any other Person under any Intellectual Property, and there is no basis for any such claim (whether pending or threatened, and which, if determined adversely to an Obligor, reasonably could be expected to result in a Material Adverse Change). No claim is pending or threatened in writing to the effect that any such Intellectual Property owned or licensed by any Obligor or in which any Obligor otherwise has the right to use is invalid or unenforceable by such Obligor, and there is no basis for any such claim (whether or not pending or threatened, and which, if determined adversely to any Obligor, reasonably could be expected to result in a Material Adverse Change). No Obligor has any registered copyrights. No Obligor owns any works of authorship that are registrable as copyrights, except for works of insignificant value that are not necessary to their business.

                    5.17 YEAR 2000 COMPLIANCE.

                         (a) On the basis of a comprehensive inventory, review
and assessment currently being undertaken by Borrower of Borrower's computer applications utilized by Borrower or contained in products produced or sold by Borrower, and upon inquiry made of Borrower's material suppliers and vendors, Borrower's management is of the considered view that Borrower, its products, and all such suppliers and vendors will be Year 2000 Compliant before October 1, 1999.

                         (b) Borrower (i) has undertaken a detailed inventory,
review and assessment of all areas within its business and operations that could be adversely affected by the failure of Borrower or its products to be Year 2000 Compliant on a timely basis, (ii) is developing a detail plan and timeline for becoming Year 2000 Compliant on a timely basis, and (iii) to date, is implementing that plan in accordance with that timetable in all material respects. Borrower reasonably anticipates that it will be Year 2000 Compliant on a timely basis.

               6.   AFFIRMATIVE COVENANTS.

                    Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, and unless the Foothill Group shall otherwise consent in writing, Borrower shall do (and, where specified, shall cause the applicable other Obligors to do) all of the following:

                    6.1 ACCOUNTING SYSTEM. The Obligors shall maintain a standard and modern system of accounting that enables Borrower to produce financial statements in accordance with GAAP, and maintain records pertaining to the Worldwide Collateral that contain information as from time to time may be requested by Foothill Group Agent. Borrower shall keep a modern inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

                    6.2 COLLATERAL REPORTING. Provide Foothill Group Agent with the following documents at the following times in form satisfactory to Foothill Group Agent: (a) on each Business Day (or less frequently, as agreed to by Foothill Group Agent), a sales journal, collection journal, and credit register since the last such schedule and a calculation of the Borrowing Base as of such date, (b) on a monthly basis and, in any event, by no later than the 10th day of each month during the term of this Agreement, (i) a detailed calculation of the Borrowing Base, and (ii) a detailed aging, by total, of the Accounts, together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Foothill Group Agent, (c) on a monthly basis and, in any event, by no later than the 10th day of each month during the term of this Agreement, a summary aging, by vendor, of each Obligor's accounts payable and any book overdraft, (d) [intentionally omitted], (e) on each Business Day, notice of all returns, disputes, or claims, (f) upon request, copies of invoices in connection with the Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with the Accounts and for Inventory and Equipment acquired by Borrower, purchase orders and invoices, (g) on a quarterly basis, a detailed list of the customers of the Obligors, (h) on a monthly basis, a calculation of the Dilution for the prior month; and (i) such other reports as to the Worldwide Collateral or the financial condition of Borrower as Foothill Group Agent may request from time to time. Original sales invoices evidencing daily sales shall be mailed by the Obligors to each of their respective Account Debtors and, at Foothill Group Agent's direction, the invoices shall indicate on their face that the Account has been assigned to Foothill Group Agent and that all payments are to be made directly to Foothill Group Agent.

                    6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Deliver to Foothill Group Agent, with copies to each Lender: (a) as soon as available, but in any event within 30 days after the end of each month during each of Borrower's fiscal years, a company prepared balance sheet, income statement, and statement of cash flow covering Borrower's operations during such period; and
(b) as soon as available, but in any event within 90 days after the end of each of Borrower's fiscal years, financial statements of Borrower for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Foothill Group Agent and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP, together with a certificate of such accountants addressed to Foothill Group Agent stating that such accountants do not have knowledge of the existence of any Default or Event of Default. Such audited financial statements shall include a balance sheet, profit and loss statement, and statement of cash flow and, if prepared, such accountants' letter to management. Inasmuch as Borrower is a parent company of one or more Subsidiaries, or Affiliates, or is a Subsidiary or Affiliate of another company, then, in addition to the financial statements referred to above, Borrower agrees to deliver financial statements prepared on a consolidating basis so as to present Borrower and each such related entity separately, and on a consolidated basis.

                    Together with the above, Borrower also shall deliver to Foothill Group Agent, with copies to each Lender, Borrower's Form 10-Q Quarterly Reports, Form 10-K Annual Reports, and Form 8-K Current Reports, and any other filings made by Borrower with the Securities and Exchange Commission, if any, as soon as the same are filed, or any other information that is provided by Borrower to its shareholders, and any other report reasonably requested by the Foothill Group relating to the financial condition of Borrower.

                    Each month, together with the financial statements provided pursuant to Section 6.3(a), Borrower shall deliver to Foothill Group Agent, with copies to each Lender, a certificate signed by its chief financial officer to the effect that: (i) all financial statements delivered or caused to be delivered to any one or more members of the Foothill Group hereunder have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present the financial condition of Borrower, (ii) the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), (iii) for each month that also is the date on which a financial covenant in Section 7.20 is to be tested, a Compliance Certificate demonstrating in reasonable detail compliance at the end of such period with the applicable financial covenants contained in Section 7.20, and (iv) on the date of delivery of such certificate to Foothill Group Agent there does not exist any condition or event that constitutes a Default or Event of Default (or, in the case of clauses (i), (ii), or (iii), to the extent of any non-compliance, describing such non- compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto).

                        Borrower shall issue, and shall cause each of the Guarantors to issue, written instructions to their independent certified public accountants authorizing them to communicate with Foothill Group Agent and to release to Foothill Group Agent whatever financial information concerning the Obligors that Foothill Group Agent may request. Borrower hereby irrevocably authorizes and directs, and shall cause each Guarantor to irrevocably authorize and direct, all auditors, accountants, or other third parties to deliver to Foothill Group Agent, at Borrower's expense, copies of the Obligors' financial statements, papers related thereto, and other accounting records of any nature in their possession, and to disclose to Foothill Group Agent any information they may have regarding the Obligors' business affairs and financial conditions.

                        Prior to making any mandatory prepayment to the Bank Group under Section 2.03(c) of the Bank Group Agreement, Borrower shall provide Foothill Group Agent with documentation that is reasonably satisfactory to Foothill Group Agent establishing that no Event of Default would result from the making of such mandatory prepayment and that the Minimum Availability Condition or Alternative Minimum Availability Condition, as applicable, will be satisfied with respect thereto after giving effect to such mandatory prepayment.

                    6.4 TAX RETURNS. Deliver to Foothill Group Agent copies of each of Borrower's future federal income tax returns, and any amendments thereto, within 30 days of the filing thereof with the Internal Revenue Service.

                    6.5 GUARANTOR REPORTS. Cause any guarantor of any of the Obligations to deliver its annual financial statements at the time when Borrower provides its audited financial statements to Foothill Group Agent and copies of all federal income tax returns as soon as the same are available and in any event no later than 30 days after the same are required to be filed by law.

                    6.6 RETURNS. Borrower hereby agrees, and shall cause each Guarantor, to cause all returns and allowances, if any, as between such Obligor and its Account Debtors, to be on the same basis and in accordance with the usual customary practices of such Obligor, as they exist at the time of the execution and delivery of this Agreement. If, at a time when no Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to Borrower, Borrower promptly shall determine the reason for such return and, if Borrower accepts such return, issue a credit memorandum (with a copy to be sent to Foothill Group Agent) in the appropriate amount to such Account Debtor. If, at a time when an Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to Borrower, Borrower promptly shall determine the reason for such return and, if Foothill Group Agent consents (which consent shall not be unreasonably withheld), issue a credit memorandum (with a copy to be sent to Foothill Group Agent) in the appropriate amount to such Account Debtor.

                    6.7 TITLE TO WORLDWIDE COLLATERAL. Upon Foothill Group Agent's request, Borrower shall, and shall cause each Guarantor to, immediately deliver to Foothill Group Agent's properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Worldwide Collateral.

                    6.8 MAINTENANCE OF EQUIPMENT. Maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Other than those items of Equipment that constitute fixtures on the Closing Date, Borrower shall not permit any item of Equipment to become a fixture to real estate or an accession to other property, and such Equipment shall at all times remain personal property.

                    6.9 TAXES. Borrower shall, and shall cause each Guarantor to: (a) cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against any Obligor any of its property to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest; (b) make due and timely payment or deposit of all such federal, state, foreign, and local taxes, assessments, or contributions required of it by law, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest, and will execute and deliver to Foothill, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto; and (c) make timely payment or deposit of all tax payments and withholding taxes required of it by those laws concerning F.I.C.A. (or its foreign equivalent) and, F.U.T.A. (or its foreign equivalent), state disability (or its foreign equivalent), and, upon request, furnish Foothill with proof satisfactory to Foothill indicating that such Obligor has made such payments or deposits.

                    6.10 INSURANCE.

                         (a) Borrower shall cause the Obligors, at their
expense, to keep the Worldwide Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses. Borrower also shall cause the Obligors to maintain business interruption, public liability, product liability, and property damage insurance relating to the Obligors' ownership and use of the Worldwide Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation.

                         (b) Borrower, at its expense, shall obtain and maintain
(i) insurance of the type necessary to insure any real property, for the full replacement cost thereof, against any loss by fire, lightning, windstorm, hail, explosion, aircraft, smoke damage, vehicle damage, elevator collision, and other risks from time to time included under "extended coverage" policies, in such amounts as Foothill Group Agent may require, but in any event in amounts sufficient to prevent Borrower from becoming a co-insurer under such policies, (ii) combined single limit bodily injury and property damages insurance against any loss, liability, or damages on, about, or relating to each parcel of real property, in an amount of not less than $10,000,000 per location; and (iii) insurance for such other risks as Foothill Group Agent may require. Replacement costs, at Foothill Group Agent's option, may be redetermined by an insurance appraiser, satisfactory to Foothill Group Agent, not more frequently than once every 12 months at Borrower's cost.

                         (c) At its expense, maintain key man life insurance
policies with respect to the following individuals and in the following amounts:

                             Name
                             Amount

                             William J. Almon            $3,000,000

                             Borrower shall furnish Foothill Group Agent with an
"Absolute Assignment" of each such life insurance policy, shall record each such "Absolute Assignment" with the issuer of the respective policy, and shall furnish proof of such issuer's acceptance of such assignment. Except as otherwise required by the Intercreditor Agreement, all proceeds payable under such life insurance policies shall be payable to Foothill Group Agent to be applied on account of the Obligations.

                         (d) All such policies of insurance shall be in such
form, with such companies, and in such amounts as may be reasonably satisfactory to Foothill Group Agent. All insurance required herein shall be written by companies which are authorized to do insurance business in the state or other jurisdiction where the relevant Obligor or property is located. All hazard insurance and such other insurance as Foothill Group Agent shall specify, shall contain a Form 438BFU (NS) lender's loss payable endorsement, or an equivalent endorsement satisfactory to Foothill Group Agent, showing Foothill Group Agent as loss payee thereof as its interests may appear, and shall contain a waiver of warranties. Every policy of insurance referred to in this Section 6.10 shall contain an agreement by the insurer that it will not cancel such policy except after 30 days prior written notice to Foothill Group Agent and that any loss payable thereunder shall be payable notwithstanding any act or negligence of any Obligor which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (i) occupancy or use of any real property for purposes more hazardous than permitted by the terms of such policy, (ii) any foreclosure or other action or proceeding taken by Foothill Group Agent pursuant to the Loan Documents upon the happening of an Event of Default, or (iii) any change in title or ownership of any real property. Borrower shall cause the Obligors to deliver to Foothill Group Agent certified copies of such policies of insurance and evidence of the payment of all premiums therefor.

                         (e) Original policies or certificates thereof
satisfactory to Foothill Group Agent evidencing such insurance shall be delivered to Foothill Group Agent at least 30 days prior to the expiration of the existing or preceding policies. Borrower shall cause the Obligors to give Foothill Group Agent prompt notice of any loss covered by such insurance. If an Event of Default has occurred and is continuing, or in the case of any claim in excess of $5,000,000, Foothill Group Agent shall have the right to adjust any loss. In other circumstances, Borrower shall have the right to adjust the loss, but, if the claim is in excess of $50,000, Borrower shall not enter into any binding agreement with respect to any such adjustment without the prior written consent of Foothill Group Agent, which shall not be unreasonably delayed, conditioned, or withheld. Under circumstances where Foothill Group Agent has the right to adjust a loss, so long as Foothill Group Agent acts in good faith it shall have no liability whatsoever to the Obligors in respect of such adjustments. Any monies received as payment for any loss under any insurance policy, including the insurance policies mentioned above, shall be paid over to Foothill Group Agent to be applied at the option of the Required Lenders either to the prepayment of the Obligations without premium, in such order or manner as Foothill Group Agent may elect, or shall be disbursed to the relevant Obligor under staged payment terms satisfactory to Foothill for application to the cost of repairs, replacements, or restorations, subject, however, to the provisions of the Intercreditor Agreement. All repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction. Borrower agrees, and shall cause each Guarantor to agree, that upon the occurrence of an Event of Default, the Foothill Group shall have the right to apply all prepaid premiums to the payment of the Obligations in such order or form as Foothill Group Agent shall determine, subject, however, to the provisions of the Intercreditor Agreement.

                         (f) Borrower shall cause the Obligors not to take out
separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.10, unless Foothill Group Agent is included thereon as named insured with the loss payable to Foothill Group Agent under a standard 438BFU (NS) lender's loss payable endorsement, or its local equivalent. Borrower shall cause the Obligors to immediately notify Foothill Group Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and provide originals of such policies immediately shall be provided to Foothill Group Agent.

                    6.11 NO SETOFFS OR COUNTERCLAIMS. Borrower agrees, and shall cause each of the Guarantors to agree, that the Obligors shall make payments hereunder and under the other Loan Documents by or on behalf of the Obligors without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, local, or foreign taxes.

                    6.12 LOCATION OF INVENTORY AND EQUIPMENT. Keep the Inventory and Equipment only at the locations identified on Schedule 6.12; provided, however, that Borrower may amend Schedule 6.12 so long as such amendment occurs by written notice to Foothill Group Agent not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Foothill Group Agent's Liens and the Foothill Group Agent's Bridge Term Loan Liens on such assets and also provides to Foothill Group Agent a Collateral Access Agreement.

                    6.13 COMPLIANCE WITH LAWS. Borrower shall, and shall cause each of the Guarantors to, comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act (or its foreign equivalent) and the Americans With Disabilities Act (or its foreign equivalent), other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

                    6.14 EMPLOYEE BENEFITS.

                         (a) Cause to be delivered to Foothill Group Agent each
of the following: (i) promptly, and in any event within 10 Business Days after any Obligor knows or has reason to know that an ERISA Event has occurred that reasonably could be expected to result in a Material Adverse Change, a written statement of the chief financial officer or chief executive officer of such Obligor describing such ERISA Event and any action that is being taking with respect thereto by such Obligor or ERISA Affiliate, and any action taken or threatened by the IRS, Department of Labor, or PBGC. Such Obligor, as applicable, shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor, (ii) promptly, and in any event within 3 Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by such Obligor or, to the knowledge of the Obligors, any ERISA Affiliate with respect to such request, and (iii) promptly, and in any event within 3 Business Days after receipt by the Obligors or, to the knowledge of the Obligors, any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.

                         (b) Cause to be delivered to Foothill Group Agent, upon
Foothill Group Agent's request, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of Borrower or its Subsidiaries; (ii) the most recent determination letter issued by the IRS with respect to each Benefit Plan;
(iii) for the three most recent plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last three plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by Borrower or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of Borrower or its Subsidiaries under any Retiree Health Plan.

                    6.15 LEASES. Borrower agrees, and shall cause each Guarantor to agree, as follows: (a) The Obligors shall pay when due all rents and other amounts payable under any leases to which any Obligor is a party or by which any Obligor's properties and assets are bound, unless such payments are the subject of a Permitted Protest and except for rents and other amounts payable under leases of closed facilities at which no Worldwide Collateral is located not to exceed $1,000,000 in the aggregate; and (b) to the extent that any Obligor fails timely to make payment of such rents and other amounts payable when due under its leases or licenses, Foothill Group Agent shall be entitled, in its discretion, to reserve an amount equal to such unpaid amounts against the Borrowing Base.

                    6.16 BROKERAGE COMMISSIONS. Pay any and all brokerage commission or finders fees incurred by in connection with or as a result of Borrower's obtaining financing from the Foothill Group under this Agreement.

                    6.17 YEAR 2000 COMPLIANCE. Borrower will be Year 2000 Compliant by October 1, 1999.

               7.   NEGATIVE COVENANTS.

                    Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower shall not (and, where specified, shall not cause, suffer, or permit the applicable other Obligors to) do any of the following without the Foothill Group's prior written consent:

                    7.1 INDEBTEDNESS. The Obligors shall not create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                        (a) Indebtedness evidenced by this Agreement;

                        (b) Indebtedness set forth in Schedule 7.1;

                        (c) Indebtedness under the Bank Group Agreement;

                        (d) Subordinated Indebtedness approved by Foothill Group Agent;

                        (e) Indebtedness secured by Permitted Liens; and

                        (f) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b), (c), (d), and (e) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrower or Guarantor, as the case may be, (ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, and (iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to the Foothill Group as those applicable to the refinanced Indebtedness.

                    7.2 LIENS. The Obligors shall not create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under Section 7.1(e) and so long as the replacement Liens only encumber those assets or property that secured the original Indebtedness).

                    7.3 RESTRICTIONS ON FUNDAMENTAL CHANGES. Except as permitted by Section 7.4(b), the Obligors shall not enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its property or assets; provided that nothing herein prohibits StorMedia from permitting the conversion of all or part of its preferred Stock to common Stock.

                    7.4 DISPOSITION OF ASSETS.

                        (a) Unauthorized Dispositions of Worldwide Collateral. Except as to authorized dispositions of Worldwide Collateral set forth in
Section 7.4(b) below or Section 4.1 above, the Obligors shall not sell, lease, assign, transfer, or otherwise dispose of any of their properties or assets other than sales of Inventory to buyers in the ordinary course of the Obligors' businesses as currently conducted.

                        (b) Authorized Dispositions of Worldwide Collateral. So long as no Creditor Event of Default has occurred and is continuing or would result from giving effect to such Sale, and so long as the Minimum Availability Condition is satisfied (provided that the Minimum Availability Condition shall not be applicable to Sales by Debtor pursuant to Section 7.4(b)(2) of this Agreement), Debtor shall be entitled to make Sales of the Fixed Assets composing the Worldwide Collateral subject to the following terms and conditions and so long as the Net Sale Consideration from such Sales of Fixed Assets is distributed as follows:

                            (1) The consideration for each such Sale shall be
                      all cash; provided, however, in the event that the Net Sales Consideration received in any such Sale is in excess of $15,000,000, the consideration for such Sale may consist of (y) cash, and (z) promissory notes (each such note a "Purchaser Note") in an aggregate principal amount not to exceed the lesser of:

                            i. 50% of the aggregate proceeds received in such Sale; or

                            ii. the aggregate Net Sale Consideration received in
                                connection with such Sale minus the aggregate OLV of the assets subject to such Sale;

                      provided, further, that (x) subject to subsection 17(a)(v) of the Intercreditor Agreement, each such Purchaser Note shall be pledged to the Bank Group Agent for the benefit of the Bank Group and the Foothill Group Agent for the benefit of the Foothill Group, (y) if more than one Person is purchasing assets in any Sale in which one or more Purchaser Notes are issued, each such Person shall be jointly and severally liable on each such Purchaser Note, and (z) the creditworthiness of the issuer(s) of any such Purchaser Notes and the terms of any such Purchaser Notes shall be reasonably satisfactory to the Creditor(s), as applicable, entitled to receive the pledge of such Purchaser Note(s).

                            (2) With respect to any Sale of Fixed Assets that
                      compose Akashic Foreign Collateral, StorMedia Foreign Collateral, or StorMedia Domestic Collateral, Debtor shall apply the proceeds of any such Sale to the prepayment of the Bank Group Claims in the following amounts:

                            i.   in the case of any Above OLV Sale, the
                                 prepayment shall be in an amount equal to the lesser of (1) the Net Sale Consideration for such Sale, and (2) the sum of (a) the Minimum Prepayment Amount, plus (b) the Excess Prepayment Amount, plus (c) if the Prepayment Carryforward is then a negative number, an amount equal to the absolute value of the Prepayment Carryforward; and

                            ii.  in the case of any Below OLV Sale, the
                                 prepayment shall be in an amount equal to the greater of (1) the Minimum Prepayment Amount minus the aggregate amount of the Prepayment Carryforward (if a positive number) at the time of the Sale, and (2) the Net Sale Consideration for such Sale. Unless the Bank Group Agent and each of the members of the Bank Group have otherwise consented thereto, Debtor may not commit to enter into, or consummate, a Below OLV Sale if, after giving effect to such Below OLV Sale and any prepayment made to the Bank Group Agent for the benefit of the Bank Group in connection therewith, the Prepayment Carryforward would be a negative number.

                            iii. If the consideration for any such Sale is
                                 permitted to consist of Purchaser Notes
                                 pursuant to clause (i) of subsection 17(a) of the Intercreditor Agreement, then up to 50% of the amount payable to the Bank Group pursuant to clause (ii) of subsection 17(a) of the Intercreditor Agreement may consist of Purchaser Notes; provided, however, that:

                                 a. the issuer(s) of Purchaser Notes shall issue
                                    two such Purchaser Notes each equal to
                                    one-half of the amount to be evidenced by Purchaser Notes;

                                 b. Debtor shall irrevocably instruct the
                                    issuer(s) of Purchaser Notes in such Sale to make payments on one such note directly to the Bank Group Agent for the benefit of the Bank Group;

                                 c. so long as there is no Bank Group Event of
                                    Default, payments under the other Purchaser
                                    Note issued in such Sale may be made
                                    directly to the Lockbox Account for the
                                    account of Debtor;

                                 d. anything contained in Section 3 of the
                                    Intercreditor Agreement to the contrary
                                    notwithstanding, after the occurrence of a Bank Group Event of Default, upon notice from the Bank Group Agent, the issuer(s) of such other Purchaser Note(s) shall be irrevocably instructed to make payments on all such other Purchaser Note(s) directly to the Bank Group Agent for the benefit of the Bank Group;

                                 e. any such payments made to the Bank Group
                                    Agent shall be applied to the prepayment of the Bank Group Claims in accordance with the provisions of the Bank Group Agreement; and

                                 f. the principal amount of any Purchaser Note
                                    shall not be included in the calculation of the Prepayment Carryforward or the Carryforward Reduction Amount.

                            (3) With respect to any Sale of Fixed Assets that
                      compose Akashic Domestic Collateral (other than the Tasman Facility), Debtor shall retain or apply the proceeds of any such Sale to the prepayment of the Bank Group Claims and the Foothill Group Claims in the following amounts:

                            i. Debtor may retain the first $7,000,000 in net cash proceeds from any such Sale and use the same, consistent with the terms and provisions of the Loan Documents, for any lawful general corporate purpose; and

                            ii. to the extent that the net cash proceeds of all such Sales of Akashic Domestic Collateral are in excess of $7,000,000, Debtor shall make a mandatory prepayment of the Bank Group Claims in accordance with the provisions of the Bank Group Agreement in an amount equal to 50% of such excess. The remaining 50% shall be paid to Foothill Group Agent for application to the Foothill Group Claims.

                            (4) With respect to any Sale of Fixed Assets that
                      compose the Tasman Facility portion of the Akashic Domestic Collateral, Debtor shall apply the proceeds of any such Sale to the prepayment of the Bank Group Claims and the Foothill Group Claims in accordance with the provisions of the Bank Group Agreement and the Foothill Group Agreement in the following order:

                            i. Unless Foothill Group Agent agrees otherwise in its sole discretion, Debtor shall make a mandatory prepayment of the Foothill Group Claims in the amount of 100% of such proceeds to be applied in accordance with the provisions of Section 2.2 and/or Section 2.4 of this Agreement, as applicable;

                            ii. Debtor shall make a mandatory prepayment of the Bank Group Claims in accordance with the provisions of the Bank Group Agreement in an amount equal to 50% of the Net Sale Consideration of any such Sale, if any, remaining after making any prepayment required by the immediately preceding paragraph of this Agreement; and

                            iii. Debtor may retain the remainder of any such
                                 proceeds from any such Sale, if any, and use the same, consistent with the terms and provisions of the Loan Documents, for any general corporate purpose.

                            (5) To the extent that the consideration for any
                      Permitted Sale is paid in the form of Purchaser Notes in accordance with subsection 17(a)(i) of the Intercreditor Agreement, such Purchaser Notes shall be issued as follows;

                            i. with respect to Purchaser Notes that are proceeds of Foothill Group Priority Collateral:

                                 a. to the extent such proceeds would have been
                                    payable to the Bank Group if received in cash, a Purchaser Note for such amount shall be payable directly to the Bank Group Agent for the benefit of the Bank Group and such Purchaser Note shall be pledged to the Bank Group Agent; and

                                 b. to the extent such proceeds would have been
                                    payable to the Foothill Group or to Debtor, a Purchaser Note for such amount shall be payable to the Debtor and pledged to the Foothill Group Agent, with any payments or collections thereon to be applied in accordance with the terms of the Foothill Group Financing Documents; and

                            ii. with respect to Purchaser Notes that are proceeds of Bank Group Priority Collateral:

                                 a. to the extent such proceeds would have been
                                    payable to the Bank Group if received in cash, a Purchaser Note for such amount shall be payable directly to the Bank Group Agent for the benefit of the Bank Group and such Purchaser Note shall be pledged to the Bank Group Agent; and

                                 b. to the extent such proceeds would have been
                                    payable to the Debtor, a Purchaser Note for such amount shall be payable to Debtor and pledged to the Bank Group

                                    Agent, with any payments or collections
                                    thereon to be applied in accordance with the terms of the Bank Group Financing Documents, provided that, until the Bank Group Agent notifies the obligor under such Purchaser Note that a Bank Group Event of Default has occurred, any payments with respect thereto shall be treated as Collections and shall be directed into and through the Lockboxes.

                            (6) The principal amount of any Purchaser Note shall
                        not be included in the calculation of the Prepayment Carryforward or the Carryforward Reduction Amount.

                            (7) To the extent of any disposition of Worldwide
                        Collateral made in compliance with this Section 7.4(b), Foothill Group Agent agrees to release its security interest in the Worldwide Collateral being sold concurrent with the sale thereof.

                            (8) Prior to conducting any Sale of Fixed Assets of
                        Akashic that are Domestic Assets, Borrower shall provide Foothill Group Agent with documentation that is reasonably satisfactory to Foothill Group Agent establishing that no Event of Default would result from the consummation of such Sale and that the Minimum Availability Condition will be satisfied with respect thereto after giving effect thereto.

                            (9) Anything to the contrary in Section 7.4(b)(3) or
                        (4) notwithstanding, Debtor must obtain the prior consent of the Foothill Group to effect a Sale of Domestic Collateral consisting of Fixed Assets of Akashic, except that such consent shall not be required for Sales: (A) not to exceed $2,000,000 of OLV in the aggregate of Fixed Assets with individual OLV of less than or equal to $250,000; or (B) with Net Sale Consideration of at least 70% of the OLV of the Fixed Assets being sold.

                        7.5 CHANGE NAME. No Obligor shall change its name, FEIN (or any foreign equivalent), corporate structure (within the meaning of Section 9402(7) of the UCC), or identity, or add any new fictitious name.

                        7.6 GUARANTEE. Except as permitted by Section 7.1, The Obligors shall not guarantee or otherwise become in any way liable with respect to the obligations of any third Person (other than the obligations of another Obligor upon prior or concurrent written notice to Foothill Group Agent) except by endorsement of instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to Foothill Group Agent.

                    7.7 NATURE OF BUSINESS. No Obligor shall make any change in the principal nature of its business. Akashic shall not acquire more than a de minimis amount of Fixed Assets that are Foreign Collateral.

                    7.8 PREPAYMENTS AND AMENDMENTS.

                        (a) Except in connection with a refinancing permitted by
Section 7.1(e), the Obligors shall not prepay (except for mandatory prepayments required by Section 2.03(c)(i) of the Bank Group Agreement, if no Event of Default has occurred and is continuing, or would result from such prepayment, and if the Minimum Availability Condition, to the extent applicable, is satisfied after giving effect thereto, and except for mandatory prepayments required by Section 2.03(c)(ii) and (iii) of the Bank Group Agreement, if no Event of Default has occurred and is continuing, or would result from such prepayment, and if the Alternative Minimum Availability Condition is satisfied after giving effect thereto), redeem, retire, defease, purchase, or otherwise acquire any Indebtedness owing to any third Person, other than in respect of the Obligations in accordance with this Agreement.

                        (b) The Obligors shall not, directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b), (c), (d), (e) or (f), except that (i) the Obligors may enter into amendments that would be permitted if effected by a refinancing permitted under Section 7.1(f), and (ii) with respect to the Bank Group Financing Documents, the Obligors may enter into amendments, modifications, extensions, renewals, restatements, alterations, supplements, or changes thereof that do not, individually or in the aggregate,
(A) increase the rate of interest on obligations thereunder or increase fees payable with respect thereto, (B) change the dates upon which payments of principal or interest are due other than to extend such dates, (C) change any events constituting a Bank Group Event of Default (or any events that, with the giving of notice or the passage of time, or both, would give rise to a Bank Group Event of Default) other than to delete or make less restrictive any default provision therein, (D) add any covenants with respect thereto, (E) change any redemption or prepayment provisions thereof other than to extend the dates therefor or reduce the premiums payable in connection therewith, (F) add any collateral or security for the obligations of the Obligors thereunder, or
(G) change or amend any other term if such change or amendment would materially increase the obligations of any Obligor with respect thereto or confer additional material rights to the Bank Group in a manner adverse to any Obligor or the Foothill Group.

                    7.9 CHANGE OF CONTROL. Cause, permit, or suffer, directly or indirectly, any Change of Control.

                    7.10 CONSIGNMENTS. The Obligors shall not consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

                    7.11 DISTRIBUTIONS. The Obligors shall not make any distribution or declare or pay any dividends (in cash or other property, other than Stock) on, or purchase, acquire, redeem, or retire any of Borrower's Stock, of any class, whether now or hereafter outstanding.

                    7.12 ACCOUNTING METHODS. The Obligors shall not modify or change its method of accounting or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of the Obligors' accounting records without said accounting firm or service bureau agreeing to provide Foothill Group Agent information regarding the Worldwide Collateral or the Obligors' financial condition. Borrower hereby waives, and hereby causes each Guarantor to hereby waives in favor of the Foothill Group Agent for the benefit of the Lenders, the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Foothill Group Agent pursuant to or in accordance with this Agreement, and agrees that Foothill Group Agent may contact directly any such accounting firm or service bureau in order to obtain such information.

                    7.13 INVESTMENTS. Except for Permitted Investments, the Obligors shall not, directly or indirectly make, acquire, or incur any liabilities (including contingent obligations) for or in connection with (a) the acquisition of the securities (whether debt or equity) of, or other interests in, a Person, (b) loans, advances, capital contributions, or transfers of property to a Person, or (c) the acquisition of all or substantially all of the properties or assets of a Person.

                    7.14 TRANSACTIONS WITH AFFILIATES. No Obligor shall, directly or indirectly, enter into or permit to exist any material transaction with any Affiliate of any Obligor except for transactions that are in the ordinary course of such Obligor's business, upon fair and reasonable terms, that are fully disclosed to Foothill Group Agent, and that are no less favorable to such Obligor than would be obtained in an arm's length transaction with a non-Affiliate.

                    7.15 SUSPENSION. The Obligors in the aggregate shall not suspend or go out of a substantial portion of their business.

                    7.16 COMPENSATION. No Obligor other than StorMedia shall increase the annual fee or per-meeting fees paid to directors during any year by more than 15% over the prior year; and, no Obligor shall pay or accrue total cash compensation, during any year, to officers and senior management employees in an aggregate amount in excess of 125% of that paid or accrued in the prior year.

                    7.17 USE OF PROCEEDS. Use (a) the proceeds of the Advances made hereunder for any purpose other than (i) on the Closing Date, to pay transactional costs, fees, and expenses incurred in connection with this Agreement, and (ii) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted corporate purposes.

                    7.18 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT WITH BAILEES. No Obligor shall relocate its chief executive office to a new location without providing 30 days prior written notification thereof to Foothill Group Agent and so long as, at the time of such written notification, the relevant Obligor provides any financing statements or fixture filings (or foreign equivalents) necessary to perfect and continue perfected the Foothill Group Agent's Liens and the Foothill Group Agent's Bridge Term Loan Liens and also provides to Foothill Group Agent a Collateral Access Agreement with respect to such new location. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Foothill Group Agent's prior written consent.

                    7.19 NO PROHIBITED TRANSACTIONS UNDER ERISA. Directly or indirectly:

                         (a) engage, or permit any Subsidiary of Borrower to
engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

                         (b) permit to exist with respect to any Benefit Plan
any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC), whether or not waived;

                         (c) fail, or permit any Subsidiary of Borrower to fail,
to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

                         (d) terminate, or permit any Subsidiary of Borrower to
terminate, any Benefit Plan where such event would result in any liability of Borrower, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA;

                         (e) fail, or permit any Subsidiary of Borrower to fail,
to make any required contribution or payment to any Multiemployer Plan;

                         (f) fail, or permit any Subsidiary of Borrower to fail,
to pay any required installment or any other payment required under Section 412 of the IRC on or before the due date for such installment or other payment;

                         (g) amend, or permit any Subsidiary of Borrower to
amend, a Plan resulting in an increase in current liability for the plan year such that either of Borrower, any Subsidiary of Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the IRC; or

                         (h) withdraw, or permit any Subsidiary of Borrower to
withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA;

which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of Borrower, any of its Subsidiaries or any ERISA Affiliate in excess of $100,000.

                    7.20 FINANCIAL COVENANT. Fail to maintain Adjusted Net Worth of at least the amounts specified below for the relevant periods, measured on a fiscal quarter-end basis: (a) For the fiscal quarter of Borrower ending on June 30, 1998, $32,000,000; (b) for the fiscal quarter of Borrower ending on September 30, 1998, $26,000,000; and (c) for each fiscal quarter of Borrower ending thereafter, $32,000,000.

                    7.21 CAPITAL EXPENDITURES. The Obligors shall not make capital expenditures in any fiscal year in excess of $20,000,000.

                    7.22 SECURITIES ACCOUNTS. (a) The Obligors shall not establish or maintain any Securities Account unless Foothill Group Agent shall have received a Control Agreement, duly executed and in full force and effect, in respect of such Securities Account;

                         (b) The Obligors shall not transfer assets out of any
Securities Accounts; provided, however, that, so long as no Event of Default has occurred and is continuing or would result therefrom, the relevant Obligors may use such assets to the extent not prohibited by this Agreement or the other Loan Documents.

                    7.23 INACTIVE SUBSIDIARY. StorMedia shall not permit StorMedia Foreign Sales to become an active operating company, and shall cause it to continue to be an inactive holding company whose only significant assets are cash of not more than $500,000 and the Stock of various Subsidiaries of StorMedia.

               8.   EVENTS OF DEFAULT.

                    Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

                    8.1 If Borrower fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the United States Bankruptcy Code, would have accrued on such amounts), fees and charges due the Foothill Group, reimbursement of the Foothill Group Expenses, or other amounts constituting Obligations);

                    8.2 If any Obligor fails to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Sections 6.1,
6.2 (but only up to three times during any 12-month period, and only in relation to Defaults caused by the failure of third Persons to provide required information or reporting, and not in relation to Defaults caused by an Obligor), 6.3, 6.4, 6.5, 6.7, 6.8, 6.12, 6.13, 6.14, 6.15, and 6.16 of this Agreement, or comparable provisions of the other Loan Documents, within 10 days of the date when required (or within 5 days of the date when required in the case of Section
6.2 or Section 6.3), or if any Obligor otherwise fails to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement, in any of the other Loan Documents, or in any other present or future agreement between any Obligor and any member of the Foothill Group;

                    8.3 If there is a Material Adverse Change;

                    8.4 If any material portion of the properties or assets of any Obligor is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person;

                    8.5 If an Insolvency Proceeding is commenced by any Obligor;

                    8.6 If an Insolvency Proceeding is commenced against any Obligor and any of the following events occur: (a) such Obligor consents to the institution of the Insolvency Proceeding against it; (b) the petition commencing the Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Foothill Group Agent and any other member of the Foothill Group shall be relieved of its obligation to extend credit hereunder; (d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, any Obligor; or (e) an order for relief shall have been issued or entered therein;

                    8.7 If any Obligor is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

                    8.8 If a notices of Lien, levy, or assessments aggregating more than $100,000 are filed of record with respect to any of the properties or assets of any Obligor by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or by any foreign governmental authority, or if any taxes or debts aggregating more than $100,000 owing at any time hereafter to any one or more of such entities become a Lien, whether choate or otherwise, upon any of the properties or assets of any Obligor and the same is not paid on the payment date thereof; provided that Foothill Group Agent may create reserves against Availability for all such Liens (whether aggregating less than or equal to or more than $100,000).

                    8.9 If a judgment or other claim in excess of $100,000 becomes a Lien or encumbrance upon any material portion of Borrower's properties or assets and is not fully satisfied, bonded, or stayed within 20 days;

                    8.10 If there is a default in any material agreement to which any Obligor is a party with one or more third Persons and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of such Obligor's obligations thereunder; the foregoing notwithstanding, (x) Obligors' dispute with Nextar regarding thickness sorters,
(y) defaults by Obligors under the approximately $2,700,000 unsecured trade note payable to Ohara, and (z) defaults under leases of closed facilities of Obligors where no Worldwide Collateral is located involving aggregate claims not in excess of $1,000,000, shall not constitute Events of Default under this Section 8.10;

                    8.11 If any Obligor makes any payment on account of Indebtedness of any Obligor that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

                    8.12 If any misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to the Foothill Group by any Obligor or any officer, employee, agent, or director thereof, or if any such warranty or representation is withdrawn; or

                    8.13 If an event of default shall occur and be continuing under any other Loan Document; or

                    8.14 If the obligation of any Guarantor under or other third Person under any Loan Document to which it is a party is limited or terminated by operation of law or by the Guarantor or other third Person thereunder, or any such Guarantor or other third Person becomes the subject of an Insolvency Proceeding.

               9.   FOOTHILL'S RIGHTS AND REMEDIES.

                    9.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may, except to the extent otherwise expressly provided or required below, authorize and instruct Foothill Group Agent to do any one or more of the following on behalf of the Foothill Group (and Foothill Group Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Foothill Group), all of which are authorized by Borrower:

                        (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

                        (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and the Foothill Group;

                        (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Foothill Group, but without affecting Foothill Group Agent's rights and security interests, for the benefit of the Foothill Group, in the Worldwide Collateral, and without affecting the Obligations or the obligations of the Guarantors with respect to the Obligations;

                        (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Foothill Group Agent considers advisable, and in such cases, Foothill Group Agent will credit Borrower's Loan Account with only the net amounts received by Foothill Group Agent in payment of such disputed Accounts after deducting all Foothill Group Expenses incurred or expended in connection therewith;

                        (e) Cause any Obligor to hold all returned inventory in trust for the Foothill Group, segregate all returned inventory from all other property of any Obligor's or in any Obligor's possession and conspicuously label said returned inventory as the property of the Foothill Group;

                        (f) Without notice to or demand upon Borrower or any Guarantor, make such payments and do such acts as Foothill Group Agent considers necessary or reasonable to protect its security interests in the Worldwide Collateral. Borrower agrees, and shall cause each Guarantor to agree, to assemble the Worldwide

Collateral if Foothill Group Agent so requires, and to make the Collateral available to Foothill as Foothill Group Agent, Foothill Group Agent as Foothill Group Agent may designate. Borrower authorizes, and shall cause each Guarantor to authorize, Foothill Group Agent to enter the premises where any Worldwide Collateral is located, to take and maintain possession of any Worldwide Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Foothill Group Agent's determination appears to conflict with the Foothill Group Agent's Liens or the Foothill Group Agent's Bridge Term Loan Liens and to pay all expenses incurred in connection therewith. Subject to the Intercreditor Agreement, with respect to any of the owned or leased premises of any Obligor, Borrower hereby grants, and shall cause each Guarantor to grant, Foothill Group Agent a license to enter into possession of such premises and to occupy the same, without charge by any Obligor, for up to 120 days in order to exercise any of the Foothill Group's rights or remedies provided herein, at law, in equity, or otherwise;

                        (g) Without notice to any Obligor (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9505 of the UCC), set off and apply to the Obligations any and all (i) balances and deposits of the Obligors held by the Foothill Group (including any amounts received in the Lockbox Accounts), or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by the Foothill Group;

                        (h) Hold, as cash collateral, any and all balances and deposits of Borrower or any Guarantor held by the Foothill Group, and any amounts received in the Lockbox Accounts, to secure the full and final repayment of all of the Obligations;

                        (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Worldwide Collateral. Obligors hereby grants to Foothill Group Agent a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to any Worldwide Collateral, in completing production of, advertising for sale, and selling any Worldwide Collateral and the Obligors' rights under all licenses and all franchise agreements shall inure to the Foothill Group's benefit;

                        (j) Sell the Worldwide Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Foothill Group Agent determines is commercially reasonable. It is not necessary that the Worldwide Collateral be present at any such sale;

                        (k) Foothill Group Agent shall give notice of the disposition of the Worldwide Collateral as follows:

                            (1) Foothill Group Agent shall give the relevant
Obligor and each holder of a security interest in such Worldwide Collateral who has filed with Foothill Group Agent a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Worldwide Collateral, then the time on or after which the private sale or other disposition is to be made;

                            (2) The notice shall be personally delivered or
mailed, postage prepaid, to the relevant Obligor as provided in Section 12, at least 5 days before the date fixed for the sale, or at least 5 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Worldwide Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than an Obligor claiming an interest in the Worldwide Collateral shall be sent to such addresses as they have furnished to Foothill Group Agent;

                            (3) If the sale is to be a public sale, Foothill
Group Agent also shall give notice of the time and place by publishing a notice one time at least 5 days before the date of the sale in a newspaper of general circulation in the county (or equivalent jurisdiction) in which the sale is to be held;

                        (l) The Foothill Group may credit bid and purchase at any public sale;

                        (m) The Foothill Group shall have all other rights and remedies available to it at law or in equity pursuant to any other Loan Documents; and

                        (n) Any deficiency that exists after disposition of the Worldwide Collateral as provided above will be paid immediately by Borrower or the relevant other Guarantor. Any excess will be returned, without interest and subject to the rights of third Persons, by Foothill Group Agent to Borrower or the relevant other Guarantor.

                    9.2 REMEDIES CUMULATIVE. The rights and remedies of the Foothill Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Foothill Group shall have all other rights and remedies not inconsistent herewith as provided under the UCC, by law, or in equity. No exercise by the Foothill Group of one right or remedy shall be deemed an election, and no waiver by the Foothill Group of any Event of Default shall be deemed a continuing waiver. No delay by the Foothill Group shall constitute a waiver, election, or acquiescence by it.

               10.  TAXES AND EXPENSES.

                    If any Obligor fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Foothill Group Agent determines that such failure by such Obligor could result in a Material Adverse Change, in its discretion and without prior notice to such Borrower, Foothill Group Agent may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in such Obligor's Loan Account as Foothill Group Agent deems necessary to protect the Foothill Group from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in Section 6.10, and take any action with respect to such policies as Foothill Group Agent deems prudent. Any such amounts paid by Foothill Group Agent shall constitute Foothill Group Expenses. Any such payments made by Foothill Group Agent shall not constitute an agreement by the Foothill Group to make similar payments in the future or a waiver by the Foothill Group of any Event of Default under this Agreement. Foothill Group Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

               11.  WAIVERS; INDEMNIFICATION.

                    11.1 DEMAND; PROTEST; ETC. Borrower hereby waives, shall cause each Guarantor to waive, demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by the Foothill Group on which any Obligor may in any way be liable.

                    11.2 THE FOOTHILL GROUP'S LIABILITY FOR WORLDWIDE COLLATERAL. Borrower agrees, and shall cause each Guarantor to agree, that, so long as the Foothill Group complies with its obligations, if any, under Section 9207 of the UCC, the Foothill Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Worldwide Collateral; (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause;
(iii) any diminution in the value thereof; (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person; and (v) all risk of loss, damage, or destruction of the Worldwide Collateral shall be borne by the Obligors.

                    11.3 INDEMNIFICATION. Borrower shall pay, indemnify, defend, and hold the Foothill Group Agent-Related Persons (when acting in such capacity), the Lender-Related Persons (when acting in such capacity) with respect to each Lender, each

Participant, and each of their respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each, when acting in such capacity, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). Borrower shall have no obligation to any Indemnified Person under this Section
11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations.

               12.  NOTICES.

                    Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telefacsimile to the relevant party at its address set forth below:

                    IF TO ANY OBLIGOR:     C/O STORMEDIA INCORPORATED
                                           390 Reed Street
                                           Santa Clara, California 95050
                                           Attn: Mr. Henry Lo
                                           Fax No. 408.727.4928

                    WITH COPIES TO:        HENNIGAN MERCER & BENNETT
                                           601 South Figueroa Street, Suite 3300
                                           Los Angeles, California 90017
                                           Attn: Bruce S. Bennett, Esq.
                                           Fax No. 213.694.1234

                    WITH COPIES TO:        WILSON SONSINI GOODRICH &
                                           ROSATI, P.C.
                                           650 Page Mill Road

                                               Palo Alto, California 94304
                                               Attn: Judy O'Brien, Esq.
                                               Fax No. 650.493.6811

                      IF TO FOOTHILL GROUP     FOOTHILL CAPITAL
                      AGENT OR THE             CORPORATION
                      FOOTHILL GROUP IN CARE   11111 Santa Monica Boulevard
                      OF FOOTHILL GROUP AGENT: Suite 1500
                                               Los Angeles, California 90025-3333
                                               Attn:  Business Finance Division
                                               Manager
                                               Fax No. 310.478.9788

                      WITH COPIES TO:          BROBECK, PHLEGER &
                                               HARRISON LLP
                                               550 South Hope Street
                                               Los Angeles, California 90071
                                               Attn:  Jeffrey S. Turner, Esq.
                                               Fax No. 213.745.3345

                    The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the all other parties. All notices or demands sent in accordance with this
Section 12, other than notices by the Foothill Group in connection with Sections 9504 or 9505 of the UCC, shall be deemed received on the earlier of the date of actual receipt or 3 days after the deposit thereof in the mail. Borrower acknowledges and agrees, and shall cause each Guarantor to acknowledge and agree, that notices sent by the Foothill Group in connection with Sections 9504 or 9505 of the UCC shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted telefacsimile or other similar method set forth above.

               13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. Borrower agrees, and shall cause each Guarantor to agree, that:

                    THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL

MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA OR, AT THE SOLE OPTION OF FOOTHILL, IN ANY OTHER COURT IN WHICH FOOTHILL SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH OF THE OBLIGORS AND FOOTHILL WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION
13. THE OBLIGORS AND THE FOOTHILL GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF THE OBLIGORS AND FOOTHILL REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

               14.  DESTRUCTION OF OBLIGORS' DOCUMENTS.

                    All documents, schedules, invoices, agings, or other papers delivered to any one or more members of the Foothill Group may be destroyed or otherwise disposed of by such member of the Foothill Group 4 months after they are delivered to or received by such member of the Foothill Group, unless Obligor Borrower requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at the Obligors' expense, for their return.

               15.  ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

                    15.1 ASSIGNMENTS AND PARTICIPATIONS.

                         (a) Any Lender may, with the written consent of
Foothill Group Agent, assign and delegate to one or more assignees (provided that no written consent of Foothill Group Agent shall be required in connection with any assignment and delegation by a Lender to an Eligible Transferee) (each an "Assignee") all, or any ratable (or, if otherwise agreed among the Foothill Group, any non-ratable) part of all, of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000; provided, however, that the foregoing Dollar restriction shall not apply to any such assignment by an existing Lender to any Affiliate of such Lender; provided further that Borrower and Foothill Group Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to Borrower and Foothill Group Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to Borrower and Foothill Group Agent an Assignment and Acceptance in form and substance satisfactory to Foothill Group Agent ("Assignment and Acceptance"); and (iii) other than with respect to the Assignment and Acceptance to be executed and delivered pursuant to Section 3.1(c)(ix) and other than with respect to an assignment by an existing Lender to any Affiliate of such Lender, the assignor Lender or Assignee has paid to Foothill Group Agent for Foothill Group Agent's sole and separate account a processing fee in the amount of $2,500. Anything contained herein to the contrary notwithstanding, the consent of Foothill Group Agent shall not be required (and payment of any fees shall not be required) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender.

                        (b) From and after the date that Foothill Group Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 11.3 hereof) and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between Borrower and the Assignee.

                        (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (4) such Assignee will, independently and without reliance upon Foothill Group Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) such Assignee appoints and authorizes Foothill Group Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Foothill Group Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (6) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                        (d) Immediately upon the relevant assigning Lender and Assignee's execution and delivery of the related Assignment and Acceptance and Foothill Group Agent's acceptance thereof, and the making of any required processing fee payment under the Assignment and Acceptance, if any, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

                        (e) Any Lender may at any time, with the written consent of Foothill Group Agent, sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a "Participant") participating interests in the Obligations, the Commitment, and the other rights and interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents (provided that no written consent of Foothill Group Agent shall be required in connection with any sale of any such participating interests by a Lender to an Eligible Transferee or an Affiliate of such Lender); provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower and Foothill Group Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the sole and exclusive right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating; (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating; (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating; (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender; or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums; and (v) all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the originating Lender with whom such Participant participates and no Participant shall have any direct rights as to the other Lenders, Foothill Group Agent, Borrower, the Collections, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

                        (f) In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose all documents and information which it now or hereafter may have relating to Borrower or Borrower's business, subject to the confidentiality provisions of this Agreement.

                        (g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

                        (h) Foothill, in its capacity as a Lender, and an Assignee have executed and delivered the Assignment and Acceptance specified in
Section 3.1(c)(ix) as of the Closing Date and the rights and duties of Foothill as a Lender, and of any other Assignee of Foothill as a Lender, are subject to such Assignment and Acceptance.

                    15.2 SUCCESSORS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release Borrower from its

Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 15.1 hereof and, except as expressly required pursuant to Section 15.1 hereof, no consent or approval by Borrower is required in connection with any such assignment.

               16.  AMENDMENTS; WAIVERS.

                    16.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Foothill Group Agent at the written request of the Required Lenders) and Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and Borrower and acknowledged by Foothill Group Agent, do any of the following:

                        (a) increase or extend the Commitment of any Lender;

                        (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

                        (c) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

                        (d) change the percentage of the Commitments that is required for the Lenders or any of them to take any action hereunder;

                        (f) amend this Section or any provision of the Agreement providing for consent or other action by all Lenders;

                        (g) release Worldwide Collateral other than as permitted by Section 17.11;

                        (h) change the definitions of "Pro Rata Share", "Required Lenders", or "Total Obligations Cap";

                        (i) amend Section 2.1(l);

                        (j) subordinate any of the Obligations in favor of any obligations owing by Borrower to any Person other than the Foothill Group;

                        (k) release Borrower from any Obligation for the payment of money; or

                        (l) amend any of the provisions of Article 17.

and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by Foothill Group Agent, affect the rights or duties of Foothill Group Agent under this Agreement or any other Loan Document; and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by Foothill in its individual capacity as a Lender, affect the specific rights or duties of Foothill in its individual capacity as a Lender (as contrasted with rights or duties of Foothill as a member of the Foothill Group) under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of or with respect to any provision of this Agreement or any other Loan Document that relates only to the relationship of the Foothill Group among themselves, and that does not affect the rights or obligations of Borrower, shall not require consent by or the agreement of Borrower.

                    16.2 NO WAIVERS; CUMULATIVE REMEDIES. No failure by Foothill Group Agent or any Lender to exercise any right, remedy, or option under this Agreement, any other Loan Document, or any present or future supplement hereto or thereto, or in any other agreement between or among Borrower and Foothill Group Agent or any Lender, or delay by Foothill Group Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Foothill Group Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Foothill Group Agent or the Lenders on any occasion shall affect or diminish Foothill Group Agent's and each Lender's rights thereafter to require strict performance by Borrower of any provision of this Agreement. Foothill Group Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy which Foothill Group Agent or any Lender may have.

               17.  FOOTHILL GROUP AGENT; THE FOOTHILL GROUP.

                    17.1 APPOINTMENT AND AUTHORIZATION OF FOOTHILL GROUP AGENT. Each Lender hereby designates and appoints Foothill as its agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Foothill Group Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Foothill Group Agent agrees to act as such on the express conditions contained in this Article 17. The provisions of this Article 17 are solely for the benefit of Foothill Group Agent and the Lenders, and no Obligor shall have no rights as a third party beneficiary of any of the provisions contained herein; provided, however, that certain of the provisions of Section 17.10 hereof and the confidentiality provisions of Section 7.16(d) hereof also shall be for the benefit of Borrower. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Foothill Group Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Foothill Group Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Foothill Group Agent; it being expressly understood and agreed that the use of the word "Foothill Group Agent" is for convenience only, that Foothill is merely the representative of the Lenders, and has only the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Foothill Group Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which Foothill Group Agent is expressly entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Foothill Group Agent, Lenders agree that Foothill Group Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Advances, the Letters of Credit, the Bridge Term Loan, the Worldwide Collateral, the Collections, and related matters; (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents; (c) make Advances and the Bridge Term Loan, for itself or on behalf of Lenders as provided in the Loan Documents; (d) exclusively receive, apply, and distribute the Collections as provided in the Loan Documents; (e) open and maintain such bank accounts and lock boxes as Foothill Group Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Worldwide Collateral and the Collections;
(f) perform, exercise, and enforce any and all other rights and remedies of the Foothill Group with respect to any Obligor, the Obligations, the Worldwide Collateral, the Collections, or otherwise related to any of same as provided in the Loan Documents; and (g) incur and pay such Foothill Group Expenses as Foothill Group Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

                    17.2 DELEGATION OF DUTIES. Except as otherwise provided in this section, Foothill Group Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Foothill Group Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made in compliance with this section and without gross negligence or willful misconduct.

                    17.3 LIABILITY OF FOOTHILL GROUP AGENT. None of the Foothill Group Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Obligor or any Subsidiary or Affiliate of any Obligor, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Foothill Group Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Obligor or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Foothill Group Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Obligor or any of any Obligor's Subsidiaries or Affiliates.

                    17.4 RELIANCE BY FOOTHILL GROUP AGENT. Foothill Group Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Obligor or counsel to any Lender), independent accountants and other experts selected by Foothill Group Agent. Foothill Group Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Foothill Group Agent shall act, or refrain from acting, as it deems advisable. If Foothill Group Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Foothill Group Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

                    17.5 NOTICE OF DEFAULT OR EVENT OF DEFAULT. Foothill Group Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Foothill Group Agent for the account of the Lenders, except with respect to Events of Default of which Foothill Group Agent has actual knowledge, unless Foothill Group Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Foothill Group Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Foothill Group Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Foothill Group Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 17.4, Foothill Group Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that unless and until Foothill Group Agent has received any such request, Foothill Group Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

                    17.6 CREDIT DECISION. Each Lender acknowledges that none of the Foothill Group Agent-Related Persons has made any representation or warranty to it, and that no act by Foothill Group Agent hereinafter taken, including any review of the affairs of any Obligor and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Foothill Group Agent-Related Person to any Lender. Each Lender represents to Foothill Group Agent that it has, independently and without reliance upon any Foothill Group Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of any Obligor and any other Person (other than the Foothill Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to any Obligor. Each Lender also represents that it will, independently and without reliance upon any Foothill Group Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of any Obligor and any other Person (other than the Foothill Group) party to a Loan Document. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by Foothill Group Agent, Foothill Group Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Obligor and any other Person party to a Loan Document that may come into the possession of any of the Foothill Group Agent-Related Persons.

                    17.7 COSTS AND EXPENSES; INDEMNIFICATION. Foothill Group Agent may incur and pay Foothill Group Expenses to the extent Foothill Group Agent deems reasonably necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including without limiting the generality of the foregoing, court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Worldwide Collateral, whether or not any Obligor is obligated to reimburse Foothill Group Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. Foothill Group Agent is authorized and directed to deduct and retain sufficient amounts from Collections to reimburse Foothill Group Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Foothill Group Agent is not reimbursed for such costs and expenses from Collections, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Foothill Group Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Foothill Group Agent-Related Persons (to the extent not reimbursed by or on behalf of any Obligor and without limiting the obligation of any Obligor to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to the Foothill Group Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse Foothill Group Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorneys fees and expenses) incurred by Foothill Group Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Foothill Group Agent is not reimbursed for such expenses by or on behalf of any Obligor. The undertaking in this section shall survive the payment of all Obligations hereunder and the resignation or replacement of Foothill Group Agent.

                    17.8 FOOTHILL GROUP AGENT IN INDIVIDUAL CAPACITY. Foothill and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any Obligor and its Subsidiaries and Affiliates and any other Person (other than the Foothill Group) party to any Loan Documents as though Foothill were not Foothill Group Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Foothill or its Affiliates may receive information regarding Obligors or their Affiliates and any other Person (other than the Foothill Group) party to any Loan Documents that is subject to confidentiality obligations in favor of Obligors or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Foothill Group Agent will use its reasonable best efforts to obtain), Foothill Group Agent shall be under no obligation to provide such information to them. With respect to the Foothill Loans and Foothill Group Agent Advances, Foothill shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Foothill Group Agent, and the terms "Lender" and "Lenders" include Foothill in its individual capacity.

                    17.9 SUCCESSOR FOOTHILL GROUP AGENT. Foothill Group Agent may resign as Foothill Group Agent upon 45 days notice to the Lenders. If Foothill Group Agent resigns under this Agreement, the Required Lenders shall appoint a successor Foothill Group Agent for the Lenders. If no successor Foothill Group Agent is appointed prior to the effective date of the resignation of Foothill Group Agent, Foothill Group Agent may appoint, after consulting with the Lenders, a successor Foothill Group Agent. If Foothill Group Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Foothill Group Agent with a successor Foothill Group Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Foothill Group Agent hereunder, such successor Foothill Group Agent shall succeed to all the rights, powers and duties of the retiring Foothill Group Agent and the term "Foothill Group Agent" shall mean such successor Foothill Group Agent and the retiring Foothill Group Agent's appointment, powers and duties as Foothill Group Agent shall be terminated. After any retiring Foothill Group Agent's resignation hereunder as Foothill Group Agent, the provisions of this Section 17 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Foothill Group Agent under this Agreement. If no successor Foothill Group Agent has accepted appointment as Foothill Group Agent by the date which is 45 days following a retiring Foothill Group Agent's notice of resignation, the retiring Foothill Group Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Foothill Group Agent hereunder until such time, if any, as the Lenders appoint a successor Foothill Group Agent as provided for above.

                    17.10 WITHHOLDING TAX. (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Foothill Group Agent and Borrower, to deliver to Foothill Group Agent and Borrower:

                         (i) if such Lender claims an exemption from, or a
reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                         (ii) if such Lender claims that interest paid under
this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                         (iii) such other form or forms as may be required under
the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees promptly to notify Foothill Group Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                    (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to another such Lender, such transferor Lender agrees to notify Foothill Group Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower to such Lender. To the extent of such percentage amount, Foothill Group Agent will treat such transferor Lender's IRS Form 1001 as no longer valid.

                    (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with Foothill Group Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to another such Lender, such transferee Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the IRC.

                    (d) If any Lender is entitled to a reduction in the applicable withholding tax, Foothill Group Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to Foothill Group Agent, then Foothill Group Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                    (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Foothill Group Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Foothill Group Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify Foothill Group Agent fully for all amounts paid, directly or indirectly, by Foothill Group Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Foothill Group Agent under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Foothill Group Agent.

                    17.11 WORLDWIDE COLLATERAL MATTERS.

                          (a) The Lenders hereby irrevocably authorize Foothill
Group Agent, at its option and in its sole discretion, to release any Lien on any Worldwide Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Obligations; (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrower certifies to Foothill Group Agent that the sale or disposition is permitted under Section 7.4 of this Agreement or the other Loan Documents (and Foothill Group Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which no Obligor owned any interest at the time the security interest was granted or at any time thereafter; or (iv) constituting property leased to an Obligor under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, Foothill Group Agent will not execute and deliver a release of any Lien on any Worldwide Collateral without the prior written authorization of (y) if the release is of all or any material portion of the Worldwide Collateral, of all of the Lenders, or (z) otherwise, of the Required Lenders. Upon request by Foothill Group Agent or Borrower at any time, the Lenders will confirm in writing Foothill Group Agent's authority to release any such Liens on particular types or items of Worldwide Collateral pursuant to this Section 17.11; provided, however, that (1) Foothill Group Agent shall not be required to execute any document necessary to evidence such release on terms that, in Foothill Group Agent's opinion, would expose Foothill Group Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) except as required by the Intercreditor Agreement, such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of any Obligor in respect
of) all interests retained by any Obligor, including, the proceeds of any sale, all of which shall continue to constitute part of the Worldwide Collateral.

                          (b) Foothill Group Agent shall have no obligation
whatsoever to any of the Lenders to assure that the Worldwide Collateral exists or is owned by any Obligor or is cared for, protected, or insured or has been encumbered, or that the Foothill Group Agent's Liens or the Foothill Group Agent's Bridge Term Loan Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Foothill Group Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Worldwide Collateral, or any act, omission or event related thereto, subject to the terms and conditions contained herein, Foothill Group Agent may act in any manner it may deem appropriate, in its sole discretion given Foothill Group Agent's own interest in the Worldwide Collateral in its capacity as one of the Lenders and that Foothill Group Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

                    17.12 RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS. (a) Each of the Lenders agrees that it shall not, without the express consent of Foothill Group Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Foothill Group Agent, set off against the Obligations, any amounts owing by such Lender to any Obligor or any accounts of any Obligor now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by Foothill Group Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Worldwide Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Worldwide Collateral.

                    (b) Subject to Section 17.8, if, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Worldwide Collateral or any payments with respect to the Obligations arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Foothill Group Agent pursuant to the terms of this Agreement, or (ii) payments from Foothill Group Agent in excess of such Lender's ratable portion of all such distributions by Foothill Group Agent, such Lender promptly shall (1) turn the same over to Foothill Group Agent, in kind, and with such endorsements as may be required to negotiate the same to Foothill Group Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or
(2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

                    17.13 AGENCY FOR PERFECTION. Foothill Group Agent and each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Foothill Group Agent's Liens or the Foothill Group Agent's Bridge Term Loan Liens in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender obtain possession of any such Worldwide Collateral, such Lender shall notify Foothill Group Agent thereof, and, promptly upon Foothill Group Agent's request therefor shall deliver such Worldwide Collateral to Foothill Group Agent or in accordance with Foothill Group Agent's instructions.

                    17.14 PAYMENTS BY FOOTHILL GROUP AGENT TO THE LENDERS. All payments to be made by Foothill Group Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to:

                          If to Foothill:       The Chase Manhattan Bank
                                                New York, NY
                                                ABA 021 000 021
                                                Account 323-266193
                                                Credit: Foothill Capital Corporation
                                                Reference:  StorMedia

                          If to a Lender
                          other than Foothill:  As specified in the
                                                Assignment and Acceptance entered into
                                                by such Lender with Foothill Group
                                                Agent

or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to Foothill Group Agent. Concurrently with each such payment, Foothill Group Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on revolving advances or otherwise.

                    17.15 CONCERNING THE WORLDWIDE COLLATERAL AND RELATED LOAN DOCUMENTS. Each member of the Foothill Group authorizes and directs Foothill Group Agent to enter into this Agreement and the other Loan Documents relating to the Worldwide Collateral, for the benefit of the Foothill Group. Each member of the Foothill Group agrees that any action taken by Foothill Group Agent or all Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents relating to the Worldwide Collateral and the exercise by Foothill Group Agent or all Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

                    17.16 FIELD AUDITS AND EXAMINATION REPORTS; CONFIDENTIALITY; DISCLAIMERS BY LENDERS; OTHER REPORTS AND INFORMATION. By signing this Agreement, each Lender:

                          (a) is deemed to have requested that Foothill Group
Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by Foothill Group Agent, and Foothill Group Agent shall so furnish each Lender with such Reports;

                          (b) expressly agrees and acknowledges that neither
Foothill nor Foothill Group Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

                          (c) expressly agrees and acknowledges that the Reports
are not comprehensive audits or examinations, that Foothill Group Agent or other party performing any audit or examination will inspect only specific information regarding the Obligors and will rely significantly upon the Obligors' books and records, as well as on representations of the Obligors' personnel;

                          (d) agrees to keep all Reports and other material,
non-public information regarding the Obligors and their Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner; it being understood and agreed by the Obligors that in any event such Lender may make disclosures (a) to counsel for and other advisors, accountants, and auditors to such Lender, (b) reasonably required by any bona fide potential or actual Assignee, transferee, or Participant in connection with any contemplated or actual assignment or transfer by such Lender of an interest herein or any participation interest in such Lender's rights hereunder, if such recipient agrees to be bound by the confidentiality provisions hereof, (c) of information that has become public by disclosures made by Persons other than such Lender, its Affiliates, assignees, transferees, or participants, or (d) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; provided, however, that, unless prohibited by applicable law, statute, regulation, or court order, such Lender shall notify Borrower of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof; and

                          (e) without limiting the generality of any other
indemnification provision contained in this Agreement, agrees: (i) to hold Foothill Group Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to any Obligor, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrower; and (ii) to pay and protect, and indemnify, defend and hold Foothill Group Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including, attorney costs) incurred by Foothill Group Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) Any Lender may from time to time request of Foothill Group Agent in writing that Foothill Group Agent provide to such Lender a copy of any report or document provided by any Obligor to Foothill Group Agent that has not been contemporaneously provided by such Obligor to such Lender, and, upon receipt of such request, Foothill Group Agent shall provide a copy of same to such Lender promptly upon receipt thereof from any Obligor; (y) To the extent that Foothill Group Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from the Obligors, any Lender may, from time to time, reasonably request Foothill Group Agent to exercise such right as specified in such Lender's notice to Foothill Group Agent, whereupon Foothill Group Agent promptly shall request of the applicable Obligor(s) the additional reports or information specified by such Lender, and, upon receipt thereof from any Obligor, Foothill Group Agent promptly shall provide a copy of same to such Lender; and (z) Any time that Foothill Group Agent renders to Borrower a statement regarding the Loan Account, Foothill Group Agent shall send a copy of such statement to each Lender.

                    17.17 SEVERAL OBLIGATIONS; NO LIABILITY. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Foothill Group Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Foothill Group Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis (in accordance with their Pro Rata Shares), according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 17.7, no member of the Foothill Group shall have any liability for the acts or any other member of the Foothill Group. No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

               18.  GENERAL PROVISIONS.

                    18.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrower and each member of the Foothill Group whose signature is provided for on the signature pages hereof.

                    18.2 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

                    18.3 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Foothill Group or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

                    18.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                    18.5 AMENDMENTS IN WRITING. This Agreement can only be amended by a writing signed by Foothill Group Agent, the requisite Lenders, and Borrower.

                    18.6 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The forgoing shall apply to each other Loan Document mutatis mutandis.

                    18.7 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by Borrower or any guarantor of the Obligations or the transfer by either or both of such parties to the Foothill Group of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the United States Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Foothill Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Foothill Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Foothill Group related thereto, the liability of Borrower or such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

                    18.8 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

                      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed.

                                       STORMEDIA INCORPORATED, a
                                       Delaware corporation

                                       By /s/
                                         --------------------------------------
                                              Title:
                                                    ---------------------------

                                       AKASHIC MEMORIES CORPORATION, a
                                       California corporation


                                       By /s/
                                         --------------------------------------
                                              Title:
                                                    ---------------------------


                                       FOOTHILL CAPITAL CORPORATION, a
                                       California corporation, as Foothill Group
                                       Agent and a Lender


                                       By /s/
                                         --------------------------------------
                                              Title:
                                                    ---------------------------


                                       S-1